EXECUTION COPY



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                      STOCK AND WARRANT PURCHASE AGREEMENT
                      ====================================
                                   DATED AS OF
                                   ===========
                               SEPTEMBER 29, 1999
                               ==================

                                     BETWEEN
                                     =======

                                ALYN CORPORATION
                                =================
                                       AND
                                       ===
                  FLEMING US DISCOVERY OFFSHORE FUND III, L.P.
                  ============================================

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

                                                 TABLE OF CONTENTS

                                                                                                               Page

SECTION 1.          SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS........................................... 1

SECTION 2.          CLOSINGS.................................................................................... 2

SECTION 3.          DEFINITIONS................................................................................. 3

SECTION 4.          REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............................................17
         4.1.       Corporate Existence, Power and Authority....................................................17
         4.2.       Capital Stock...............................................................................18
         4.3.       Subsidiaries................................................................................19
         4.4.       Business....................................................................................19
         4.5.       No Defaults or Conflicts....................................................................20
         4.6.       Disclosure Materials; Other Information.....................................................21
         4.7.       Litigation..................................................................................21
         4.8.       Taxes.......................................................................................22
         4.9.       ERISA.......................................................................................22
         4.10.      Legal Compliance............................................................................24
         4.11.      Outstanding Securities......................................................................24
         4.12.      Intellectual Property and Other Rights......................................................24
         4.13.      Key Employees...............................................................................26
         4.14.      Properties..................................................................................26
         4.15.      Suppliers and Customers.....................................................................26
         4.16.      Environmental Compliance....................................................................26
         4.17.      No Burdensome Agreements....................................................................27
         4.18.      Offering of Shares and Warrants.............................................................28
         4.19.      SEC Reports.................................................................................28
         4.20.      Indebtedness................................................................................28
         4.21.      Use of Proceeds.............................................................................29
         4.22.      Other Names.................................................................................29
         4.23.      Brokers.....................................................................................29

SECTION 5.          REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................................29
         5.1.       Corporate Power and Authority...............................................................29
         5.2.       Investment Intent...........................................................................30
         5.3.       Brokers.....................................................................................30
         5.4.       Short Sales and Other Hedging Transactions..................................................30



SECTION 6.          RESTRICTIONS ON TRANSFER....................................................................31

SECTION 7.          INFORMATION AS TO THE COMPANY...............................................................31
         7.1.       Financial Information.......................................................................31
         7.2.       Communication with Accountants..............................................................34
         7.3.       Inspection..................................................................................34
         7.4.       Notices.....................................................................................34
         7.5.       Confidentiality Agreement...................................................................36

SECTION 8.          AFFIRMATIVE COVENANTS.......................................................................36
         8.1.       Maintenance of Existence, Properties and Franchises; Compliance with Law;
                    Taxes; Insurance............................................................................36
         8.2.       Office for Payment, Exchange and Registration; Location of Office; Notice of
                    Change of Name or Office....................................................................37
         8.3.       Fiscal Year.................................................................................37
         8.4.       Environmental Matters.......................................................................37
         8.5.       Reservation of Shares.......................................................................39
         8.6.       Securities Exchange Act Registration........................................................39
         8.7.       Delivery of Information for Rule 144A Transactions..........................................39
         8.8.       Senior Securities...........................................................................39
         8.9.       Shelf Registration..........................................................................40
         8.10.      Earthquake Insurance Policy.................................................................40
         8.11.      Further Assurances..........................................................................40

SECTION 9.          NEGATIVE COVENANTS..........................................................................40
         9.1.       No Dilution or Impairment; No Changes in Capital Stock......................................41
         9.2.       Indebtedness................................................................................42
         9.3.       Consolidation, Merger and Sale..............................................................42
         9.4.       No Change in Business.......................................................................42
         9.5.       Restricted Payments; Investments............................................................42
         9.6.       Sale of Substantial Portion of Assets.......................................................42
         9.7.       Affiliate Loans and Guaranties..............................................................43
         9.8.       Transactions with Affiliates................................................................44
         9.9.       Liens.......................................................................................44
         9.10.      Private Placement Status....................................................................44
         9.11.      Maintenance of Public Market................................................................44
         9.12.      Actions Prior to Any Closing Date...........................................................45

SECTION10.          CONDITIONS TO PURCHASER'S OBLIGATIONS.......................................................45
         10.1.      Certificate of Designations; Stockholders' Agreement; Registration Rights
                    Agreement; Restructuring....................................................................45
         10.2.      Certificates for Shares and Warrants........................................................46
         10.3.      Senior Status...............................................................................46

         10.4.      Accuracy of Representations and Warranties..................................................46
         10.5.      Compliance with Agreements..................................................................46
         10.6.      Officers' Certificates......................................................................46
         10.7.      Proceedings.................................................................................47
         10.8.      Legality; Governmental and Other Authorization..............................................47
         10.9.      No Material Adverse Change..................................................................47
         10.10.     Opinion of Counsel..........................................................................47
         10.11.     Additional Purchases of Shares and Warrants.................................................47
         10.12.     Acceptance of Agent for Service of Process..................................................48
         10.13.     Other Documents and Opinions................................................................48

SECTION 11.         BREACH OF REPRESENTATIONS, WARRANTIES AND
                    COVENANTS...................................................................................48

SECTION 12.         SPECIFIC PERFORMANCE........................................................................49

SECTION 13.         EXPENSES....................................................................................49

SECTION 14.         DIRECT PAYMENTS.............................................................................51

SECTION 15.         AMENDMENTS AND WAIVERS......................................................................51

SECTION 16.         EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED
                    SHARES; REPLACEMENT.........................................................................52

SECTION 17.         NOTICES.....................................................................................52

SECTION 18.         MISCELLANEOUS...............................................................................53

>


EXHIBIT A                  Certificate of Designations
EXHIBIT B                  Form of Warrant Certificates
EXHIBIT C                  Stockholders' Agreement
EXHIBIT D                  Registration Rights Agreement
EXHIBIT E                  Opinion of Counsel for the Company
EXHIBIT F                  Confidentiality Agreement
EXHIBIT G                  Agency Letter

                      STOCK AND WARRANT PURCHASE AGREEMENT



                  This STOCK AND WARRANT PURCHASE AGREEMENT is dated as of September 29, 1999 between Alyn Corporation, a Delaware corporation (the "COMPANY"), and the Purchaser listed on the signature page of this Agreement (the "PURCHASER").


                              W I T N E S S E T H :
                              -------------------


                  WHEREAS, the Company desires to issue and sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Series C Convertible Preferred Stock, par value $.01 per share (the "SERIES C PREFERRED"), and Warrants to purchase shares of the Company's Common Stock, par value $.001 per share (the "COMMON STOCK"), all upon the terms and provisions hereinafter set forth; and

                  WHEREAS, subsequent to the Closing Date, the Company may desire to issue and to sell to the Purchasers, and the Purchasers may desire to purchase from the Company, up to an aggregate of 25,000 additional shares of the Company's Series C Preferred and Warrants to purchase shares of the Company's Common Stock, pursuant to terms and provisions substantially similar to those as hereinafter set forth, including the exhibits hereto;

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


SECTION 1.        SALE AND PURCHASE OF PREFERRED STOCK AND WARRANTS

                  (a) The Company agrees to sell to the Purchaser and, subject to the terms and conditions hereof and in reliance upon the representations and warranties of the Company contained herein or made pursuant hereto, the Purchaser agrees to purchase from the Company at one or more of the Closings provided for in Section 2 hereof, in the aggregate for all such Closings, the number of shares of Series C Preferred and the number of Warrants, each such Warrant being exercisable for the purchase of one share of Common Stock of the Company, set forth opposite the Purchaser's name on SCHEDULE 1 hereto. The shares of Series C Preferred being acquired under this Agreement and by the other Purchaser under the other Stock and Warrant Purchase Agreement (as hereinafter defined) are collectively referred to herein as the "SHARES", and contain rights and privileges as more fully set forth in the

Certificate of Designations of the Company in the form attached hereto as Exhibit A (the "CERTIFICATE OF DESIGNATIONS"). As used herein, "WARRANTS" means Warrants to purchase in the aggregate for both Purchasers up to the number of shares of Common Stock equal to 75% of the number of shares of Common Stock obtainable upon conversion of the Shares. The Warrants contain rights and privileges, including certain clawback provisions, as more fully set forth in the Warrant Certificates of the Company in the form attached hereto as Exhibit B (the "WARRANT CERTIFICATES").

                  (b) The aggregate purchase price to be paid to the Company by the Purchaser for the Shares and Warrants to be purchased by the Purchaser pursuant to this Agreement shall be the amount set forth opposite the Purchaser's name on Schedule 1 hereto. No further payment shall be required from the Purchaser for the Shares and Warrants.

                  (c) The parties further acknowledge and agree that the Shares are intended not to constitute "preferred stock" as that term is used in Section 305(b)(4) of the Code and Treasury Regulation section 1.305-5(a). Except as required by any Taxing Authority or court, the Company and the Purchaser agree to treat the Shares for Federal, state and local income and franchise tax purposes as not constituting "preferred stock", and to take no position inconsistent with such characterization on any Tax Return or before any Taxing Authority or court.

                  (d) The Shares and Warrants are being sold to the purchasers listed on Schedule 1 hereto (the "PURCHASERS") pursuant to this Agreement and the other Stock and Warrant Purchase Agreement entered into simultaneously with this Agreement (both of such agreements collectively, as either may be from time to time assigned, supplemented or amended or as the terms thereof may be waived, the "STOCK AND WARRANT PURCHASE AGREEMENTS"). Both Stock and Warrant Purchase Agreements shall be dated the date hereof and shall be identical except as to the identities of the respective Purchasers and the number of Shares and Warrants purchased thereunder and the amount paid therefor. The sale of Shares and Warrants to each Purchaser under each Stock and Warrant Purchase Agreement is to be a separate sale, and no Purchaser shall have any liability under any Stock and Warrant Purchase Agreement other than the Stock and Warrant Purchase Agreement to which it is a party.

                  (e) The Company will use the net proceeds from the sale of the Shares and Warrants it will receive (i) on the First Closing Date to repay the Promissory Notes and (ii) on each Closing Date to fund future development opportunities and for working capital purposes.


SECTION 2.        CLOSINGS

                  (a) Subject to the terms and conditions hereof, the closing of the purchase and sale of the Shares and Warrants to be purchased by the Purchaser and the other Purchaser (the "CLOSING") will take place at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York at 10:00 A.M., New York City time, (i) on October 5, 1999, or such other time and date as shall be mutually agreed to by the Company and the Purchaser (the "FIRST CLOSING") (such time and date are herein referred to as the "FIRST CLOSING DATE"), and (ii) on the date which is within twenty-five days after the Company's Information Statement on Schedule 14C informing the Company's stockholders that the Company has obtained the consent of a majority of its stockholders to the issuance by the Company of Common Stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the Common Stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the Common Stock (the "STOCKHOLDERS' NOTICE"), is first sent or given to the Company's stockholders or such other time and date as shall be mutually agreed to by the Company and the Purchaser, but in any event no later than December 15, 1999; PROVIDED THAT the Company has taken the appropriate corporate action to obtain proper stockholder approval prior to such Closing (the "SECOND CLOSING") (such time and date are herein referred to as the "SECOND CLOSING DATE"). The First Closing and the Second Closing are called individually a "CLOSING" and collectively the "CLOSINGS"; the First Closing Date and the Second Closing Date are called individually a "CLOSING DATE" and collectively, the "CLOSING DATES." At any time prior to the First Closing Date, the Company and the Purchasers may agree mutually to close the entire purchase and sale of the Shares and Warrants on the First Closing Date (rather than in two separate Closings). The sale and purchase of Shares and Warrants severally by each of the Purchasers pursuant to the Stock and Warrant Purchase Agreements between each of the Purchasers and the Company shall be consummated concurrently (i) (A) for an aggregate purchase price of $3,750,000 on the First Closing Date and (B) for an aggregate purchase price of $3,750,000 on the Second Closing Date or (ii) for an aggregate purchase price of $7,500,000 on the First Closing Date, if the parties mutually agree to have only one Closing pursuant to this Section 2(a).

                  (b) Subject to the terms and conditions hereof, at each Closing (i) the Company will deliver to the Purchaser (x) a certificate registered in the Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing the number of Shares set forth opposite the Purchaser's name on Schedule 1 and (y) a Warrant Certificate registered in the Purchaser's name (or the name of its nominee, if any, as specified on Schedule 1 hereto) evidencing a number of Warrants equal to the number set forth opposite the Purchaser's name on Schedule 1, and (ii) substantially simultaneously with the Purchaser's receipt thereof, the Purchaser will deliver to the Company a certified or official bank check (or wire transfer) in an amount equal to the aggregate purchase price (as specified in
Section 1(b) hereof) for the Shares and Warrants to be purchased by the Purchaser payable to the order of the Company in federal or other immediately available funds.


SECTION 3.        DEFINITIONS

                  (a) For purposes of this Agreement, the following definitions shall apply (such definitions to be equally applicable to both the singular and plural forms of the terms defined):

                  "AFFILIATE", when used with respect to any Person, means (i) if such Person is a corporation, any officer or director thereof (other than a director elected pursuant to Section 4(c) of the Certificate of Designations) and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security (within the meaning of the Securities Exchange Act) thereof, and, if such beneficial owner is a partnership, any general partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship, (ii) if such Person is a partnership, any general or limited partner thereof, and (iii) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person. For purposes of this definition, "control" (including the correlative terms "controlling", "controlled by" and "under common control with"), with respect to any Person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise. The holding of Shares (or of Conversion Shares obtained upon conversion of Shares) or Warrants (or of Warrant Shares issuable upon the exercise of the Warrants), and the rights under any Stock and Warrant Purchase Agreement or under the Certificate of Designations, Warrant Certificates, the Stockholders' Agreement or the Registration Rights Agreement (or the exercise of any such rights, including, without limitation, nominating a director to the Board (or Board committee) of the Company and/or sending an observer to Board (or Board committee) meetings of the Company), shall not in and of itself cause a Purchaser to be deemed to be an "Affiliate" of the Company. For purposes of this definition, Capital Guardian shall not be deemed an "Affiliate" of the Company.

                  "AGREEMENT" means this Stock and Warrant Purchase Agreement (together with exhibits and schedules) as such may be from time to time assigned, supplemented or amended or as the terms hereof may be waived.

                  "BENEFIT PLAN" means, as of any Closing Date, any Plan, existing at any Closing Date or prior thereto, established or to which contributions have at any time been made by the Company, or any predecessor of any of the foregoing, or under which any employee, former employee or director of the Company or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "BOARD" or "BOARD OF DIRECTORS" means with respect to any Person which is a corporation, a business trust or other entity, the board of directors or other group, however, designated, which is charged with legal responsibility for the management of such Person, or any committee of such board of directors or group, however designated, which is authorized to exercise the power of such board or group in respect of the matter in question.

                  "BUSINESS DAY" means any day other than a Saturday, Sunday or any day on which banks in the location of the office of the Company provided for in Section 17 hereof are authorized or obligated to close.

                  "CAPITALIZED LEASES" means any lease to which the Company is party as lessee, or by which it is bound, under which it leases any property (personal or mixed) from any lessor other than the Company, and which either is required to be capitalized in accordance with generally accepted accounting principles consistently applied, or, even if not so required to be capitalized, shall have (or have had), at the time first entered into, an initial term of greater than three (3) years (including leases of shorter duration which are or were extendible to a total term greater than three (3) years at the option of the lessor).

                  "CAPITALIZED LEASE VALUE" means, as of the time of any determination thereof, the sum of the then present values, determined as hereinafter provided, of future obligations of the Company and its subsidiaries under then existing Capitalized Leases. To compute the value of any Capitalized Lease, the following methods shall be used, as applicable:

                  (i) values of leases required to be capitalized in accordance with generally accepted accounting principles shall be computed in accordance with such principles; and

                  (ii) values of other leases (and values of contracts or other items which this Agreement provides are to be valued as if they were Capitalized Leases) shall be computed by discounting, to the date of determination, at an assumed interest rate of eight percent (8%) per annum, the minimum amount of future rental payments that will be due from the Company or its subsidiaries under the related documentation, including rental payments that may be due during extensions which are at the other party's option, but excluding any amounts in respect of insurance on, taxes on and/or maintenance of the properties subject to such leases (provided that such amounts are owed and paid only to the extent actually incurred).

                  "CERTIFICATE OF DESIGNATIONS" has the meaning set forth in
         Section 1(a) hereof.

                  "CLOSING" or "CLOSINGS" have the meaning set forth in Section 2(a) hereof.

                  "CLOSING DATE" or "CLOSING DATES" have the meaning set forth in Section 2(a) hereof.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMISSION" means the Securities and Exchange Commission and any other similar or successor agency of the federal government administering the Securities Act or the Securities Exchange Act.

                  "COMMON STOCK" means the Company's Common Stock, par value $.001 per share, and shall also include any common stock of the Company hereafter authorized and any capital stock of the Company of any other class hereafter authorized which is not preferred as to dividends or assets over any other class of capital stock of the Company or which has ordinary voting power for the election of directors of the Company; PROVIDED that Common Stock shall not include the Series A Convertible Preferred Stock or the Series C Preferred.

                  "COMPANY" means Alyn Corporation, a Delaware corporation, its successors and assigns.

                  "CONFIDENTIALITY AGREEMENT" has the meaning set forth in
         Section 7.5 hereof.

                  "CONSOLIDATED" or "CONSOLIDATED", when used with reference to any financial term in this Agreement, means the aggregate for the Company and any of its majority-owned subsidiaries of the amounts signified by such term for all such Persons, with intercompany items eliminated, and, with respect to net worth, after eliminating the portion of net worth properly attributable to minority interests, if any, in the capital of any such Person (other than in the capital of the Company) and otherwise as determined in accordance with generally accepted accounting principles consistently applied (except as otherwise expressly provided herein).

                  "CONVERSION SHARE" or "CONVERSION SHARES" means the shares of the Company's Common Stock obtained or obtainable upon conversion of Shares and shall also include any capital stock or other securities into which such shares of Common Stock are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any such shares of Common Stock. In the event that any Conversion Shares are sold either in a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Conversion Shares shall not be entitled to any benefits under this Agreement with respect to such Conversion Shares and such Conversion Shares shall no longer be considered to be "Conversion Shares" for purposes of any consent or waiver provision of this Agreement.

                  "DISCLOSURE MATERIAL" has the meaning specified in Section 4.6(a) hereof.

                  "ENVIRONMENTAL LAWS" means all federal, state, local, foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, policies, and regulations and common law relating to the protection of the environment and human health or relating to the handling, use, generation, treatment, storage, transportation or disposal of Hazardous Materials, including but not limited to the Resource Conservation and Recovery Act of 1976, 42 U.S.C. section 6901 et seq.; the Toxic Substances Control Act, 15 U.S.C. section 2601 et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. section 9601 et seq.; the Federal Water Pollution Control Act, 33 U.S.C. section 1251 et seq.; the Clean Air Act, 42 U.S.C. section 7401 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. section 1801 et seq.; The Occupational Safety and Health Act, 29 U.S.C. section 651; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. section 136Y et seq.; and the Oil Pollution Act of 1990, 33 U.S.C. section 2701 et seq., all as may be amended or superseded from time to time, and all common law claims relating to the same.

                  "ENVIRONMENTAL LIEN" has the meaning set forth in Section 4.16 hereof.

                  "ENVIRONMENTAL PERMITS" means all permits, licenses, approvals, authorizations or consents required by any Governmental Authority under any applicable Environmental Law and includes any and all orders, consent orders or binding agreements issued or entered into by a Governmental Authority under any applicable Environmental Law.

                  "ERISA" means Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" means each "person" (as defined in Section 3(9) of ERISA) which is under "common control" with the Company (within the meaning of Section 414(b), (c), (m) or (o) of the Code).

                  "EXCHANGEABLE NOTES" means the Company's Senior Exchangeable

         Promissory Notes due March 10, 2002.

                  "FIRST CLOSING" has the meaning set forth in Section 2(a) hereof.

                  "FIRST CLOSING DATE" has the meaning set forth in Section 2(a) hereof.

                  "FLEMING FUNDS" means Fleming US Discovery Fund III, L.P. and Fleming US Discovery Offshore Fund III, L.P.

                  "FLEMING HOLDERS" means (i) the Fleming Funds and (ii) any Affiliate, officer or employee of an Affiliate or investment fund managed by an Affiliate of the Fleming Funds to which the Fleming Funds may transfer record and/or beneficial ownership of the Shares, the Conversion Shares, the Warrants or the Warrant Shares.
                  "GOVERNMENTAL AUTHORITY" means any federal, state, or local governmental agency or authority (including regulatory authority) having jurisdiction over the Company or any of its respective assets or businesses.

                  "GUARANTY" means (i) any guaranty or endorsement of the payment or performance of, or any contingent obligation in respect of, any indebtedness or other obligation of any other Person, (ii) any other arrangement whereby credit is extended to one obligor (directly or indirectly) on the basis of any promise or undertaking of another Person (a) to pay the indebtedness of such obligor, (b) to purchase an obligation owed by such obligor, (c) to purchase or lease assets (or to provide funds, goods or services) under circumstances that would enable such obligor to discharge one or more of its obligations or (d) to maintain the capital, working capital, solvency or general financial condition of such obligor, in each case whether or not such arrangement is disclosed in the balance sheet of such other Person or is referred to in a footnote thereto and (iii) any liability as a general partner of a partnership in respect of indebtedness or other obligations of such partnership; PROVIDED, HOWEVER, that the term "Guaranty" shall not include (1) endorsements for collection or deposit in the ordinary course of business, (2) any guaranty of indebtedness of the Company by a subsidiary of the Company or (3) obligations of the Company which would constitute Guaranties solely by virtue of the continuing liability of a Person which has sold assets subject to liabilities for the liabilities which were assumed by the Person acquiring the assets, unless such liability is required to be carried on the consolidated balance sheet of the Company. The amount of any Guaranty and the amount of indebtedness resulting from such Guaranty shall be the maximum amount of the guarantor's potential obligation in respect of such Guaranty.

                  "HAZARDOUS MATERIALS" means any petroleum, petroleum hydrocarbons, petroleum waste or petroleum products, underground storage tanks, asbestos or asbestos-containing materials, pesticides, lead and lead-containing materials, urea formaldehyde insulation and polychlorinated biphenyls (PCBs), ionizing and non-ionizing radiation including radon and electromagnetic frequency radiation; and any chemicals, materials, substances or wastes in any amount or concentration which are "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import, under any applicable Environmental Law.

                  "INDEBTEDNESS" of any Person means, without duplication, as of any date as of which the amount thereof is to be determined, (i) all obligations of such Person to repay money borrowed (including, without limitation, all notes payable and drafts accepted representing extensions of credit, all obligations under letters of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments and all obligations upon which interest charges are customarily paid), (ii) Capitalized Lease Value of all Capitalized Leases in respect of which such Person is liable as lessee or as the guarantor of the lessee, (iii) all monetary obligations which are secured by any Lien existing on property owned by such Person whether or not the obligations secured thereby have been incurred or assumed by such Person, (iv) all conditional sales contracts and similar title retention debt instruments under which such Person is obligated to make payments, (v) all Guaranties by such Person and (vi) all contractual obligations (whether absolute or contingent) of such Person to repurchase goods sold and distributed. "Indebtedness" shall not include, however, any unfunded obligations in any of the Company's employee pension benefit plans (as defined in ERISA), normal trade payables, accrued liabilities and customer deposits and advances.

                  "INITIAL SHELF REGISTRATION" has the meaning set forth in
         Section 8.9 hereof.

                  "INTELLECTUAL PROPERTY" has the meaning set forth in Section
         4.12 hereof.

                  "INTELLECTUAL PROPERTY LICENSES" has the meaning set forth in
         Section 4.12 hereof.

                  "INVESTMENT" means, with respect to any Person, (i) any loan, advance or extension of credit by such Person to, and any contributions to the capital of, any other Person, (ii) any Guaranty by such Person,
         (iii) any interest in any capital stock, equity interest or other securities of any other Person, (iv) any transfer or sale of property of such Person to any other Person other than upon full payment, in cash or other consideration, of not less than the agreed sale price bargained on an arms-length basis and (v) any commitment or option to make an Investment if, in the case of an option, the consideration therefor exceeds

         $50,000, and any of the foregoing under clauses (i) through (v) shall be considered an Investment whether such Investment is acquired by purchase, exchange, merger or any other method; PROVIDED, that the term "Investment" (1) shall not include an Investment in the Company, (2) shall not include current trade and customer accounts receivable and allowances, provided they relate to goods furnished in the ordinary course of business and are given in accordance with the customary practices of the Company, (3) shall not include temporary investments of excess cash of the Company in any of the following: (A) investment grade obligations maturing within one year of their issuance which as to principal and interest constitute direct obligations of, or obligations guaranteed by, the United States of America, (B) negotiable certificates of deposit of banks or trust companies which are organized under the laws of the United States of America or any state thereof and which have capital and surplus of at least $500,000,000, (C) commercial paper or corporate bonds which are rated not less than prime-one or A-1 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation or their successors, (D) any repurchase agreement secured by any one or more of the foregoing and (E) money market funds primarily investing in any of the foregoing securities and sponsored by or affiliated with nationally recognized brokerage or investment advisory firms, and (4) shall not include Investments of the Company existing on the date hereof and disclosed on SCHEDULE 3(A) hereto.

                  "LIEN" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, or preference, priority or other security interest of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same effect as any of the foregoing, any assignment or other conveyance of any right to receive income and any assignment of receivables with recourse against the assignor), any filing of a financing statement as debtor under the Uniform Commercial Code or any similar statute and any agreement to give or make any of the foregoing; PROVIDED that the term "Lien" shall not include Permitted Liens.

                  "OUTSIDE DIRECTORS" means those directors on the Company's Board of Directors at any time who are not otherwise Affiliates of or employed by the Company; PROVIDED THAT notwithstanding the foregoing, James L. Hesburgh and Harry Edelson shall be deemed Outside Directors for the purposes of this definition.

                  "OUTSTANDING" or "OUTSTANDING" means (a) when used with reference to the Shares, the Conversion Shares, the Warrants or the Warrant Shares as of a particular time, all Shares, Conversion Shares, Warrants or Warrant Shares theretofore duly issued except (i) Shares, Conversion Shares, Warrants and Warrant Shares theretofore reported as lost, stolen, mutilated or destroyed or surrendered for transfer, exchange or replacement, in respect of which new or replacement Shares, Conversion Shares, Warrants or Warrant Shares have been issued by the Company,
         (ii) Shares, Conversion Shares, Warrants and Warrant Shares theretofore canceled by the Company and (iii) Shares, Conversion Shares, Warrants and Warrant Shares registered in the name of, as well as Shares, Warrants and Warrant Shares owned beneficially by, the Company, or any of its Affiliates. For purposes of the preceding sentence, in no event shall "Affiliates" include (x) the Purchasers or (y) any Affiliates of the Purchasers.

                  "PATENTS AND APPLICATIONS" has the meaning set forth in
         Section 4.12 hereof.

                  "PENSION PLAN" means any "employee pension benefit plan" as defined in Section 3(2) of ERISA.

                  "PERMITTED LIEN" means (i) any Lien for Taxes, governmental charges or levies not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any imperfections of title, easements, rights of way or similar Liens, zoning laws or land use restrictions as normally exist with respect to property similar in character to the property affected thereby and which individually or in the aggregate with other such Liens, zoning laws or land use restrictions do not materially impair the value or marketability of the property subject to such Liens, zoning laws or land use restrictions or interfere with the use of such property in the conduct of the business of the Company and which do not secure obligations for money borrowed,
         (iii) Liens imposed by any law, such as mechanic's, materialman's, landlord's, warehouseman's and carrier's Liens, securing obligations incurred in the ordinary course of business which are not yet overdue or which are being diligently contested in good faith by appropriate proceedings and, with respect to such obligations which are being contested, for which the Company has set aside adequate reserves, if appropriate, and (iv) any Lien resulting from purchase by the Company of goods in the ordinary course of business as to which Liens are not filed of record.

                  "PERSON" or "PERSON" means an individual, corporation, partnership, limited liability company, firm, association, joint venture, trust, unincorporated organization, government, governmental body, agency, political subdivision or other entity.

                  "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other employee benefit plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual including, but not limited to, any "employee benefit plan" within the meaning of
         Section 3(3) of ERISA.

                  "PREFERRED STOCK" means any class of the capital stock of a corporation (whether or not convertible into any other class of such capital stock) which has any right, whether absolute or contingent, to receive dividends or other distributions of the assets of such corporation (including, without limitation, amounts payable in the event of the voluntary or involuntary liquidation, dissolution or winding-up of such corporation), which right is superior to the rights of another class of the capital stock of such corporation. "Preferred Stock" includes, without limitation, the Series A Convertible Preferred Stock and the Series C Preferred.

                  "PROMISSORY NOTES" means, collectively, (i) the Company's Demand Promissory Note, dated the date hereof, to Fleming US Discovery Fund III, L.P., in the principal amount of $861,867 and (ii) the Company's Demand Promissory Note, dated the date hereof, in the principal amount of $138,133 to Fleming US Discovery Offshore Fund III, L.P.

                  "PURCHASER" means the person who accepts and agrees to the terms hereof as indicated by such person's signature (as "the undersigned Purchaser") on the execution page of this Agreement, together with its successors and assigns.

                  "PURCHASERS" has the meaning set forth in Section 1(c) hereof, together with their respective successors and assigns.

                  "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the First Closing Date, among the Company and each of the Purchasers.

                  "RESTRICTED PAYMENT" means (i) every payment in connection with the redemption, purchase, retirement or other acquisition by or on behalf of the Company of any shares of the Company's capital stock (as defined below), whether or not owned by the Company, (ii) any prepayments or repayments made on Indebtedness of the Company, (iii) every payment to or on behalf of any Affiliate of the Company on account of or with respect to any lease arrangements, and (iv) every payment by or on behalf of the Company (whether as repayment or prepayment of principal or as interest or otherwise) on or with respect to (A) any obligation to repay money borrowed owing to any Affiliate of the Company or (B) any obligation, to any Person, of any Affiliate of the Company or to any other holder of shares of the Company's capital stock (as defined below), which obligation is assumed, or is the subject of a Guaranty, by the Company; PROVIDED, HOWEVER, (a) that the restrictions of the foregoing clause
         (i) shall not apply to (A) any payment in respect of capital stock of the Company to the extent payable in shares of the capital stock of the Company, (B) any redemption of the Series C Preferred, (C) any redemption or repurchase pursuant to the 1996 Stock Incentive Plan and the 1999 Stock Incentive Plan as in effect on the date hereof, (D) the repayment or prepayment of the Exchangeable Notes, in accordance with the amended terms thereof, (E) the forced conversion of the Series A Convertible Preferred Stock or the Exchangeable Notes, in accordance with the Series A Certificate of Designations, as amended, or the terms of the Exchangeable Notes, as amended, or (F) a call on the Series A Convertible Preferred Stock in accordance with the Series A Certificate of Designations, as amended, (b) that the restrictions of the foregoing clause (ii) shall not apply to any regularly scheduled prepayment or repayment of Indebtedness, provided that such Indebtedness being prepaid or repaid is not at the time of such prepayment or repayment or at any prior time thereto owing to an Affiliate of the Company, and (c) that none of the foregoing clauses shall apply to any payments, distributions or other transfers or actions on or with respect to the Shares or the Conversion Shares or to the Purchasers (or holders of Shares or the Conversion Shares) under the Stock and Warrant Purchase Agreements. For purposes of this definition, "capital stock" shall also include warrants and other rights and options to acquire shares of capital stock (whether upon exercise, conversion, exchange or otherwise).

                  "RULE 144" means (i) Rule 144 under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

                  "RULE 144A" means (i) Rule 144A under the Securities Act as such Rule is in effect from time to time and (ii) any successor rule, regulation or law, as in effect from time to time.

                  "RULE 144 TRANSACTION" means a transfer of Conversion Shares or Warrant Shares, (A) complying with Rule 144 as such Rule is in effect on the date of such transfer (but not including a sale other than pursuant to "brokers' transactions" as defined in clauses (1) and
         (2) of paragraph (g) of such Rule as in effect on the date hereof) and
         (B) occurring at a time when Conversion Shares or Warrant Shares, as the case may be, are registered pursuant to Section 12 of the Securities Exchange Act.

                  "SEC REPORTS" has the meaning set forth in Section 4.19 hereof.

                  "SECOND CLOSING" has the meaning set forth in Section 2(a) hereof.

                  "SECOND CLOSING DATE" has the meaning set forth in Section 2(a) hereof.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules, regulations and interpretations thereunder.

                  "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules, regulations and interpretations thereunder.

                  "SERIES A CERTIFICATE OF DESIGNATION" means the Certificate of Designation of Series A Convertible Preferred Stock of Alyn Corporation, as in effect on the date hereof.

                  "SERIES A CONVERTIBLE PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock, par value $.01 per share.

                  "SERIES C PREFERRED" means the Company's Series C Convertible Preferred Stock, par value $.01 per share, which will have the rights, powers and privileges on such Closing Date as more fully set forth in the Certificate of Designations.

                  "SHARES" has the meaning set forth in Section 1(a) hereof. In the event that any Shares are sold either in a public offering pursuant to a registration statement under Section 5 of the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Shares shall not be entitled to any benefits under this Agreement with respect to such Shares and such Shares shall no longer be considered to be "Shares" for purposes of any consent or waiver provision of this Agreement.

                  "SHELF REGISTRATION" has the meaning set forth in Section 8.9 hereof.

                  "STOCK AND WARRANT PURCHASE AGREEMENTS" has the meaning set forth in Section 1(c) hereof.

                  "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement, dated as of the First Closing Date, among the Company, the Purchasers and certain other stockholders of the Company.

                  "SUBSEQUENT SHELF REGISTRATION" has the meaning set forth in
         Section 8.9 hereof.

                  "SUBSIDIARY", with respect to any Person, means any corporation, association or other entity of which more than 50% of the total voting power of shares of stock or other equity interests (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is, at the time as of which any determination is being made, owned or controlled, directly or indirectly, by such Person or one or more of its Subsidiaries, or both. The term "SUBSIDIARY" or "SUBSIDIARIES" when used herein without reference to any particular Person, means a Subsidiary or Subsidiaries of the Company.

                  "TAKEOVER PROPOSAL" shall mean any tender or exchange offer for in excess of 15% of the outstanding securities involving the Company, any proposal for a merger, consolidation or other business combination involving the Company, any proposal or offer to acquire in any manner a greater than 15% equity interest in, or a significant portion of the business or assets of, the Company (other than immaterial or insubstantial assets or inventory in the ordinary course of business or assets held for sale), any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company other than pursuant to the transactions to be effected pursuant to the Stock and Warrant Purchase Agreements.

                  "TAKEOVER PROPOSAL INTEREST" has the meaning set forth in
         Section 7.4(e) hereof.

                  "TAX" or "TAXES" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, sales, use, AD VALOREM, value added, franchise, bank shares, withholding, payroll, employment, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatsoever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

                  "TAX RETURNS" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

                  "TAXING AUTHORITY" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purporting to exercise jurisdiction with respect to any Tax.

                  "TRANSFEREES" shall mean any transferee (except for a Fleming Holder) of the Shares, the Conversion Shares, the Warrants or the Warrant Shares from a Fleming Holder. Transferees shall not include a transferee of the Shares, the Conversion Shares, the Warrants or the Warrant Shares sold in either a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction.

                  "WARRANT CERTIFICATES" has the meaning set forth in Section 1(a) hereof.

                  "WARRANTS" has the meaning set forth in Section 1(a) hereof.

                  "WARRANT SHARE" or "WARRANT SHARES" means the shares of the Company's Common Stock obtained or obtainable upon the exercise of Warrants and shall also include any capital stock or other securities into which such shares of Common Stock are changed and any capital stock or other securities resulting from or comprising a reclassification, combination or subdivision of, or a stock dividend on, any such shares of Common Stock. In the event that any Warrant Shares are sold either in a public offering pursuant to a registration statement under the Securities Act or pursuant to a Rule 144 Transaction, then the transferees of such Warrant Shares shall not be entitled to any benefits under this Agreement with respect to such Warrant Shares and such Warrant Shares shall no longer be considered to be "Warrant Shares" for purposes of any consent or waiver provision of this Agreement.

                  (b) For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                      (i) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision;

                      (ii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

                      (iii) all computations provided for herein, if any, shall be made in accordance with generally accepted accounting principles consistently applied (except as otherwise provided herein);

                      (iv) any uses of the masculine, feminine or neuter gender shall also be deemed to include any other gender, as appropriate;

                      (v) all references herein to actions by the Company, such as "create", "sell", "transfer", "dispose of", etc., mean such action whether voluntary or involuntary, by operation of law or otherwise;

                      (vi) the exhibits and schedules to this Agreement shall be deemed a part of this Agreement;

                      (vii) each of the representations and warranties of the Company contained in Section 4 hereof is separate and is not limited, qualified or modified by the existence, wording or satisfaction of any other representation or warranty of the Company in Section 4 or otherwise;

                      (viii) each of the covenants of the Company contained in Sections 7, 8 and 9 hereof or otherwise contained in this Agreement, the Certificate of Designations, the Warrant Certificates, the Stockholders' Agreement or the Registration Rights Agreement is separate and is not limited or satisfied by the existence, wording or satisfaction of any other covenant of the Company in Section 7, 8 or 9 or otherwise; and

                      (ix) all references herein (in covenants or otherwise) to any action(s) which are to be taken (or which are prohibited from being taken) by any Person or the Company shall apply to such Person or the Company, as the case may be, whether such action is taken directly or indirectly.


SECTION 4.        REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to the Purchaser as follows as of the date hereof, except as set forth in the schedules attached hereto:

                  4.1.     CORPORATE EXISTENCE, POWER AND AUTHORITY.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. The Company is duly qualified, licensed and authorized to do business and is in good standing in each jurisdiction in which it owns or leases any property or in which the conduct of its business requires it to so qualify or be so licensed, except for such jurisdictions where the failure to so qualify or be so licensed would not have a material adverse effect on the Company's assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects.

                  (b) No proceeding has been commenced looking toward the dissolution or merger of the Company or the amendment of its certificate of incorporation (other than the Certificate of Designations). The Company is not in violation in any respect of its certificate of incorporation or by-laws.

                  (c) The Company has all requisite power, authority (corporate and other) and legal right to own or to hold under lease and to operate the properties it owns or holds and to conduct its business as now being conducted.

                  (d) The Company has all requisite power, authority (corporate and other) and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under (i) the Stock and Warrant Purchase Agreements, including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations and the issuance by the Company of the Warrants and Warrant Shares as contemplated herein and therein and in the Warrant Certificates (subject to (I) the proper filing with the Secretary of State of the State of Delaware of the Certificate of Designations for the Series C Preferred contemplated in conjunction with this Agreement and the amendment to the Certificate of Designations for the Series A Convertible Preferred Stock contemplated in conjunction with this Agreement, (II) the amendment to the Exchangeable Note contemplated in conjunction with this Agreement and (III) the conversion in full of the Series B Exchangeable Preferred Stock), (ii) the Stockholders' Agreement and (iii) the Registration Rights Agreement. The execution, delivery and performance of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement by the Company (including, without limitation, the issuance by the Company of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations and the issuance by the Company of the Warrants and Warrant Shares as contemplated herein and therein and in the Warrant Certificates) have been duly authorized by all required corporate and other actions; PROVIDED that in the event that the parties do not mutually agree to have only the First Closing, the Second Closing is contingent upon proper stockholder approval and Stockholders' Notice, as described in Section 2(a) hereof . The Company has duly executed and delivered the Stock and Warrant Purchase Agreements and at the Closing will have duly executed and delivered the Stockholders' Agreement, the Warrant Certificates and the Registration Rights Agreement. This Agreement constitutes and, at any Closing, the Stockholders' Agreement, the Warrant Certificates and the Registration Rights Agreement will constitute the legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity.

                  4.2.     CAPITAL STOCK.

                  (a) SCHEDULE 4.2 (A) hereto correctly and completely lists (i) the authorized capital stock of the Company (Common Stock and Preferred Stock), (ii) the number of designated shares of Preferred Stock in each Series or Class after giving effect to the Certificate of Designations and
(iii) after giving effect to the issuance of Shares on each Closing Date, as contemplated by the Stock and Warrant Purchase Agreements, the number of shares outstanding in each Series or Class. Other than the exchange in full of the Series B Exchangeable Preferred Stock, there have been no material issuances of shares since September 29, 1999. All of such outstanding shares are, or on such Closing Date will be, duly authorized, validly issued and outstanding, fully paid and non-assessable. The shares of the Company's Common Stock issuable upon conversion of the Series C Preferred will be, when issued in accordance with the terms of the Series C Preferred, duly authorized, validly issued, fully paid and non-assessable. Except as provided in the Certificate of Designations, none of the shares of the Company's capital stock which will be outstanding at each Closing (i) were or will be subject to preemptive rights when issued or (ii) provide the holders thereof with any preemptive rights with respect to any issuances of capital stock.

                  (b) SCHEDULE 4.2(b) hereto correctly and completely lists the number and purpose for which shares of the Company's Common Stock are reserved for issuance by the Company.

                  (c) Except as referred to in Section 4.2(b), there are no outstanding options, warrants, subscriptions, rights, convertible securities or other agreements or plans under which the Company may become obligated to issue, sell or transfer shares of its capital stock or other securities.

                  (d) Except for the registration rights contained in the Registration Rights Agreement, there are and will be no outstanding registration rights with respect to any capital stock of the Company, including, without limitation, any capital stock referred to in Section 4.2(b) or 4.2(c), which (in either case) will be outstanding on such Closing Date.

                  (e) There are no voting agreements, voting trusts, proxies or other agreements or understandings with respect to the voting of any capital stock of the Company of which the Company is a party, except as provided herein, in the Stockholders' Agreement and the Certificate of Designations.

                  (f) There are no anti-dilution protections or other adjustment provisions in existence with respect to any capital stock of the Company, including any capital stock referred to in Section 4.2(b) or 4.2(c).

                  (g) The Certificate of Designations has been duly adopted by the Company and is fully effective as an amendment to the Company's certificate of incorporation. The Shares will have all of the rights, priorities and terms set forth in the Certificate of Designations.

                  (h) The Warrant Certificates have been duly adopted by the Company, and the Warrants will have all of the rights and privileges set forth in the Warrant Certificates.

                  (i) To the knowledge of the Company, those persons who beneficially own, directly or indirectly, more than 5% (calculated in accordance with Rule 13d-3 under the Securities Exchange Act) of the Company's outstanding Common Stock are as follows: Kingdon Associates, LP, Kingdon Partners, LP, M. Kingdon Offshore, NV, Edelson Technology Partners III, Robin Carden and Capital Guardian.

                  4.3.     SUBSIDIARIES.

                  The Company has no Subsidiaries. The Company has no Investments in any other Person.

                  4.4.     BUSINESS.

                  The Company is engaged primarily in the business of producing Boralyn(registered trademark), a unique metal matrix composite material that is lighter than aluminum, stronger than titanium and has better wear properties than steel, with principal applications in the nuclear, aerospace, automotive, computer hardware and sporting goods industries. Boralyn combines ceramics, which may include boron carbide, silicon carbide and aluminum oxide, with a metal, which may include aluminum, titanium and magnesium, to create a material that is a highly effective replacement for many premium priced metal products such as titanium, since it is lighter, stiffer and can be more easily fabricated. The Company is primarily a provider of Boralyn material to its customers for their use in fabricating a wide range of products. For cast products, such as most automobile engine components, the Company primarily produces and sells ingots that are in turn re-melted and cast into the end product by the customer or its suppliers. The Company does produce limited quantities of precision pressure cast products. In high-strength applications where the end product is machined or forged, such as aerospace and many sporting goods products, the Company produces Boralyn billets and extrudes them into the basic shape the customer or its suppliers need for final fabrication. In addition to the production of Boralyn as described, the Company also extrudes and casts aluminum products in order to gain market entry in certain of its target industries and to accelerate the growth of the Company's revenues and cash flow. The Company neither currently engages in, nor has any intention of engaging in, any other business.

                  4.5.     NO DEFAULTS OR CONFLICTS.

                  (a) Except as provided in SCHEDULE 4.5(a), the Company is not in violation or default in any material respect (and is not in default in any respect regarding any Indebtedness) under any indenture, agreement or instrument to which it is a party or by which it or its properties may be bound. The Company is not in default in any material respect under any material order, writ, injunction, judgment or decree of any court or other governmental authority or arbitrator(s).

                  (b) The execution, delivery and performance by the Company of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement and any of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Shares and the Conversion Shares as contemplated herein and therein and in the Certificate of Designations, the adoption of the Certificate of Designations as an amendment to the Company's certificate of incorporation and the issuance by the Company of the Warrants and Warrant Shares as contemplated herein and therein and in the Warrant Certificates) do not and will not (i) violate or conflict with, with or without the giving of notice or the passage of time or both, any provision of (A) the certificate of incorporation or by-laws of the Company, (B) any law, rule, regulation or order of any federal, state, county, municipal or other governmental authority, (C) any judgment, writ, injunction, decree, award or other action of any court or governmental authority or arbitrator(s), or (D) any agreement, indenture or other instrument applicable to the Company or any of its respective properties,
(ii) result in the creation of any Lien upon any of the Company's properties, assets or revenues, except as provided in the Certificate of Designations of the Series C Preferred, (iii) require the consent, waiver, approval, order or authorization of, or declaration, registration, qualification or filing with, any Person (whether or not a governmental authority and including, without limitation, any shareholder approval) (other than the stockholders' vote and Stockholders' Notice described in Section 2(a) hereof prior to the Second Closing Date (if applicable), and other than any necessary approvals which have been obtained prior to any Closing Date), or (iv) cause antidilution clauses of any outstanding securities to become operative or give rise to any preemptive rights. No provision of any item referred to in Sections (A) and (C) of the preceding clause (i) materially adversely affects the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Certificates, the Stockholders' Agreement, the Registration Rights Agreement or any of the transactions contemplated hereby or thereby.

                  4.6.     DISCLOSURE MATERIALS; OTHER INFORMATION.

                  (a) The Company has previously furnished to one or both of the Purchasers or their counsel the materials described on SCHEDULE 4.6(A) hereto (the "DISCLOSURE MATERIAL"). The audited and unaudited financial statements referred to or contained in the materials referred to on Schedule 4.6(a) fairly present the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of the operations of the Company for such periods and have been prepared in accordance with generally accepted accounting principles consistently applied, except that any such unaudited statements may omit notes and may be subject to normal recurring adjustments and year-end adjustments.

                  (b) Since June 30, 1999, (i) the business of the Company has been conducted in the ordinary course and (ii) there has been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis. As of such Closing Date and as of the date hereof, there are no material liabilities of the Company which would be required to be provided for in a consolidated balance sheet of the Company as of any such date prepared in accordance with generally accepted accounting principles consistently applied, other than liabilities provided for in the financial statements referred to in Section 4.6(a). Since June 30, 1999, no amount or property has directly or indirectly been declared, ordered, paid, made or set aside for any Restricted Payment nor has any such action been agreed to.

                  (c) There are no material liabilities, contingent or otherwise, of the Company that have not been disclosed in the financial statements referred to in Section 4.6(a) or otherwise disclosed in the schedules hereto.

                  (d) The financial projections included in the Disclosure Material conform with the internal operating forecasts of the Company and were based on reasonable assumptions when made and have been prepared in good faith.

                  (e) There is no fact known to the Company which is not in the disclosure schedules hereto and which materially and adversely affects, or in the future would be reasonably likely (as far as the Company currently can reasonably foresee) to materially and adversely affect, the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                  4.7.     LITIGATION.

                  There is no action, suit, proceeding, investigation or claim pending or, to the knowledge of the Company, threatened in law, equity or otherwise before any court, administrative agency or arbitrator which (i) questions the validity of the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Certificates, the Stockholders' Agreement, the Registration Rights Agreement, the Shares, the Conversion Shares, the Warrants or the Warrant Shares or any action taken or to be taken pursuant hereto or thereto, (ii) might adversely affect the right, title or interest of any Purchaser to the Shares, the Conversion Shares, the Warrants or the Warrant Shares or (iii) might result in a material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                  4.8.     TAXES.

                  The Company has duly and timely filed all material Tax Returns required to be filed by it, and each such Tax Return correctly and completely reflects, in all material respects, the Tax liability and all other information required to be reported thereon. The Company has paid or caused to be paid all material Taxes (whether or not reflected on such Tax Returns) that are due and payable. The provision for Taxes due by the Company in the most recent financial statement included in the Disclosure Material is sufficient for all material unpaid Taxes, being current Taxes not yet due and payable, of the Company, as of the end of the period covered by such financial statement, and as of such Closing Date, such provision, as adjusted for the passage of time through such Closing Date, will be sufficient for the then-accrued and unpaid Taxes not yet due and payable of the Company. No Tax Returns of the Company have ever been audited by any Taxing Authority, there is no dispute concerning any Tax liability of the Company either threatened, claimed or raised by any Taxing Authority, and the Company does not expect any Taxing Authority to assess additional Taxes against or in respect of it for any past period. The Company has withheld and paid, or, if not yet due for payment, set aside in accounts for such purposes, all Taxes required to have been withheld in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party. Other than stamp taxes, the Company has no liability for Taxes of any Person other than the Company (i) as a transferee or successor, (ii) by contract, or (iii) otherwise.

                  4.9.    ERISA.

                  (a)     All Benefit Plans are listed in Section 4.9(a) of
SCHEDULE 4.9, and copies of all documentation relating to such Benefit Plans have been delivered to or made available for review by Purchasers (including copies of written Benefit Plans, written descriptions of oral Benefit Plans, summary plan descriptions, trust agreements, the three most recent annual returns, employee communications, and IRS determination letters).

                  (b) Each Benefit Plan has at all times been maintained and administered in all material respects in accordance with its terms and with the requirements of all applicable law, including ERISA and the Code, and each Benefit Plan intended to qualify under section 401(a) of the Code has at all times since its adoption been so qualified, and each trust which forms a part of any such plan has at all times since its adoption been tax-exempt under section 501(a) of the Code.

                  (c) No Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of section 302 of ERISA or section 412 of the Code, and the "amount of unfunded benefit liabilities" within the meaning of section 4001(a)(18) of ERISA does not exceed zero with respect to any Benefit Plan subject to Title IV of ERISA.

                  (d) No "reportable event" (within the meaning of section 4043 of ERISA) has occurred with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate since the effective date of said section 4043 for which notice is not waived under the regulations issued pursuant to said section 4043.

                  (e) No Benefit Plan is a multiemployer plan within the meaning of section 3(37) of ERISA.

                  (f) No direct, contingent or secondary liability has been incurred or is expected to be incurred by the Company under Title IV of ERISA to any party with respect to any Benefit Plan, or with respect to any other Plan presently or heretofore maintained or contributed to by any ERISA Affiliate.

                  (g) Neither the Company nor any ERISA Affiliate has incurred any liability for any tax imposed under section 4971 through 4980B of the Code or civil liability under section 502(i) or (l) of ERISA.

                  (h) No benefit under any Benefit Plan, including, without limitation, any severance or parachute payment plan or agreement, will be established or become accelerated, vested or payable by reason of any transaction contemplated under this Agreement.

                  (i) No Benefit Plan provides health or death benefit coverage beyond the termination of an employee's employment, except as required by Part 6 of Subtitle B of Title I of ERISA or section 4980B of the Code or any State laws requiring continuation of benefits coverage following termination of employment.

                  (j) No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of plan activities and any other claim which could reasonably be expected to result in a material liability or expense to the Company) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company that could reasonably be expected to give rise to any such suit, action or other litigation.

                  (k) All contributions to Benefit Plans that were required to be made under such Benefit Plans have been made, and all benefits accrued under any unfunded Benefit Plan have been paid, accrued or otherwise adequately reserved in accordance with generally accepted accounting principles, all of which accruals under unfunded Benefit Plans are as disclosed in Schedule 4.9, and the Company has performed all material obligations required to be performed under all Benefit Plans.

                  (l) The execution, delivery and performance of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement and the Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the offer, issue and sale by the Company, and the purchase by the Purchaser of the Shares, the Conversion Shares, the Warrants and the Warrant Shares) will not involve any "prohibited transaction" within the meaning of ERISA or the Code with respect to any Benefit Plan.

                  4.10.    LEGAL COMPLIANCE.

                  (a) The Company has complied with all applicable laws, rules, regulations, orders, licenses, judgments, writs, injunctions, decrees or demands, except to the extent that failure to so comply would not materially adversely affect the assets, properties, liabilities, business affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                  (b) There are no adverse orders, judgments, writs, injunctions, decrees, or demands of any court or administrative body, domestic or foreign, or of any governmental agency or instrumentality, domestic or foreign, outstanding against the Company.

                  4.11.    OUTSTANDING SECURITIES.

                  SCHEDULE 4.11 hereto correctly and completely lists the outstanding securities (as defined in the Securities Act) of the Company. All securities of the Company have been offered, issued, sold and delivered in compliance with, or pursuant to exemptions from, all applicable federal and state laws, and the rules and regulations of federal and state regulatory bodies governing the offering, issuance, sale and delivery of securities.

                  4.12.   INTELLECTUAL PROPERTY AND OTHER RIGHTS.

                  (a) (i) The Company owns, or has the right to use, all United States and foreign patents, trademarks, service marks, trade names, brand names, computer software and programs, franchises, technology, know-how and processes, and registered copyrights, and any applications for any of the foregoing (collectively, the "INTELLECTUAL PROPERTY") of any kind in which the Company has an interest or which is otherwise used in, or relates to its business. Schedule 4.12(A) hereto contains a true, correct and complete list of all registered trademarks and service marks, all reserved trade names, all registered copyrights and all filed patent applications and issued patents that are material to the Company's business or are otherwise necessary for the conduct of its business as heretofore conducted and as currently proposed to be conducted and all licenses, permits, consents, approvals or agreements that in any way affect the rights of the Company to any of its Intellectual Property or any trade secret material (the "INTELLECTUAL PROPERTY LICENSES").

                  (ii) Subject to the limitations set forth in the Intellectual Property Licenses, except as otherwise set forth in any exceptions listed under Schedule 4.12(a), the Company has all right, title and interest in all of the Intellectual Property, free and clear of all Liens. The Company owns or has the exclusive or non-exclusive right to use all Intellectual Property or trade secrets necessary to conduct its business as now being conducted. The Company owns or possesses sufficient licenses, permits, consents, approvals or other rights to use all Intellectual Property covered by its patents or patent applications necessary to conduct its business as now being conducted and as currently proposed to be conducted.

                  (iii) The Company has at all times maintained reasonable procedures to protect and has enforced all of its Intellectual Property and trade secrets.

                  (iv) The consummation of the transactions contemplated hereby will not alter, adversely affect or impair the rights of the Company to any of the Intellectual Property, any trade secret material to it, or under any of the Intellectual Property Licenses.

                  (b) (i) No claim with respect to the Intellectual Property, any trade secret material to the Company, or any Intellectual Property License which would adversely affect the ability of the Company to conduct its business as presently conducted is currently pending or, to the best knowledge of the Company, has been asserted, or overtly threatened by any Person, nor does the Company know of any grounds for any claim against the Company, (A) to the effect that any material operation or activity of the Company presently occurring, including, INTER ALIA, the manufacture, use or sale of any product, device, instrument, or other material made or used according to the patents or patent applications included in the Intellectual Property or Intellectual Property Licenses, infringes or misappropriates any United States or foreign copyright, patent, trademark, service mark or trade secret; (B) to the effect that any other Person infringes on the Intellectual Property or misappropriates any trade secret or know-how or other proprietary rights material to the Company; (C) challenging the ownership, validity or effectiveness of any of the Intellectual Property or trade secret material of the Company; or (D) challenging the license of the Company or other legally enforceable right under, any Intellectual Property or the Intellectual Property Licenses.

                  (ii) The Company is not aware of any presently existing United States or foreign patents or any patent applications which if issued as patents would be infringed by any activity contemplated by the Company.

                  (c) The United States and foreign patents and patent applications owned by the Company listed in SCHEDULE 4.12(C) hereto (the "Patents and Applications") as part of the Intellectual Property have been properly prepared and filed on behalf of the Company as named therein and are being diligently pursued by the Company. To the Company's best knowledge, there are no defects in any of the Patents and Applications that would cause any of them to be held invalid or unenforceable. All relevant prior art of which the Company is aware has been filed in the Patents and Applications.

                  4.13.    KEY EMPLOYEES.

                  The Company has good relationships with its employees and has not had and does not expect any substantial labor problems. The Company has no knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company. The employees of the Company are not and have never been represented by any labor union, and no collective bargaining agreement is binding and in force against the Company or currently being negotiated by the Company.

                  4.14.    PROPERTIES.

                  Other than the Permitted Liens, the Company has good and marketable title to its real property, all of which is disclosed on SCHEDULE
4.14 hereto, and good and marketable title to each of its other properties other than leased properties. Certain real property used by the Company in the conduct of its business is held under lease (as identified on Schedule 4.14 hereto), and the Company is not aware of any pending or threatened claim or action by any lessor of any such property to terminate any such lease. All such leases are valid and in full force and effect, and none of such leases is in default. None of the properties owned or leased by the Company is subject to any Liens which could materially and adversely affect the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis.

                  4.15.   SUPPLIERS AND CUSTOMERS.

                  (a) The Company has adequate sources of supply for its business as currently conducted and as proposed to be conducted. The Company has good relationships with all of its material sources of supply of goods and services and does not anticipate any material problem with any such material sources of supply.

                  (b) The Company has no knowledge that the customer base of the Company might materially decrease.

                  4.16.   ENVIRONMENTAL COMPLIANCE.

                  (a) There is no Hazardous Material on, about, under or in, any property, real or personal, in which the Company has or has formerly had any interest in an amount or concentration which could constitute a violation that would result in a liability in excess of $25,000 or otherwise result in a liability in excess of $25,000 to the Company under any applicable Environmental Law.

                  (b) There is no (and has not been any) off-site use, handling, storage or disposal or on-site use, handling, storage or disposal of Hazardous Material at or from any locations currently or formerly owned, leased, operated or occupied by the Company as a result of which use, handling, storage or disposal the Company could incur a material liability or obligation under any applicable Environmental Law.

                  (c) The Company has not received any verbal or written notice, citation, subpoena, summons, complaint or other correspondence or communication from any person with respect to the presence of any non-indigenous Hazardous Material upon, into, beneath, or emanating from or affecting any of the real property (including improvements) currently or formerly owned or occupied by the Company that could result in a liability to the Company in excess of $25,000 under any applicable Environmental Law.

                  (d) There has been no intentional or unintentional, gradual or sudden, release, disposal or discharge by the Company or, to the Company's knowledge, by others, upon, into or beneath the real property (including improvements) currently or formerly owned or occupied by the Company that has caused or is causing soil or groundwater contamination which, under applicable Environmental Laws could require investigation or remediation or could otherwise create a material liability or obligation on the part of the Company under any applicable Environmental Law.

                  (e) The Company is in material compliance with all applicable Environmental Laws, has received all required Environmental Permits and is in material compliance with the terms and conditions of all Environmental Permits.

                  (f) To the best knowledge of the Company after reasonable inquiry, there are no Liens arising under or pursuant to any Environmental Law ("ENVIRONMENTAL LIENS") relating to any real property (including improvements thereon) currently owned by the Company.

                  (g) There are no (i) underground storage tanks, (ii) polychlorinated biphenyl containing equipment or (iii) asbestos-containing materials at any site currently owned, operated or leased by the Company, except in compliance with all applicable Environmental Laws.

                  4.17.   NO BURDENSOME AGREEMENTS.

                  To the best of the knowledge of the Company, other than this Agreement and the related documents, the Company is not a party to any contract or agreement with any Affiliate of the Company, the terms of which are less favorable to the Company than those which might have been obtained, at the time such contract or agreement was entered into, from a person who was not such an Affiliate.

                  4.18.    OFFERING OF SHARES AND WARRANTS.

                  None of the Company, any agent or any other person acting on its behalf, directly or indirectly, (i) offered any of the Shares, the Warrants or any similar security of the Company (A) by any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) or (B) for sale to or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any person other than (x) the Purchasers and (y) not more than ten other institutional investors, each of which the Company reasonably believed at the time of such sale, solicitation, approach or negotiation was an "accredited investor" within the meaning of Regulation D under the Securities Act or (ii) has done or caused to be done (or has omitted to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting provisions of any state securities laws.

                  4.19.    SEC REPORTS.

                  The Company has filed all proxy statements, reports and other documents required to be filed by it under the Securities Exchange Act. The Company has furnished the Purchaser with copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1998, (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1999 and June 30, 1999 and
(iii) its Proxy Statement dated April 30, 1999 (collectively, the "SEC REPORTS"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  4.20.    INDEBTEDNESS.

                  SCHEDULE 4.20 hereto sets forth (i) the amount of all Indebtedness of the Company outstanding as of June 30, 1999 (and there is no additional material amount of Indebtedness of the Company outstanding other than as set forth on such Schedule 4.20), (ii) any Lien with respect to such Indebtedness and (iii) a description of each instrument or agreement governing such Indebtedness. The Company has made available to the Purchaser a complete and correct copy of each such instrument or agreement (including all amendments, supplements or modifications thereto). No material default exists with respect to or under any such Indebtedness or any instrument or agreement relating thereto and no event or circumstance exists with respect thereto that (with notice or the lapse of time or both) could give rise to such a default.

                  4.21.    USE OF PROCEEDS.

                  The Company will use the net proceeds realized from the sale of the Shares and the Warrants (i) on the First Closing Date to repay the Promissory Note and (ii) on each Closing Date to fund future development opportunities and for working capital purposes. No portion of such proceeds will be used for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying, within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended from time to time, any "margin stock" as defined in said Regulation U, or any "margin stock" as defined in Regulation G of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of purchasing, carrying or trading in securities within the meaning of Regulation T of the Board of Governors of the Federal Reserve System, as amended from time to time, or for the purpose of reducing or retiring any indebtedness which both (i) was originally incurred to purchase any such margin stock or other securities and (ii) was directly or indirectly secured by such margin stock or other securities. None of the assets of the Company includes any such "margin stock." The Company has no present intention of acquiring any such "margin stock."

                  4.22.    OTHER NAMES.

                  The businesses previously or presently conducted by the Company has not been conducted under any corporate, trade or fictitious name.

                  4.23.    BROKERS.

                  No broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Stock and Warrant Purchase Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant Certificates or the Certificate of Designations or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Company or any of its Affiliates.

SECTION 5.        REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

                  The Purchaser represents and warrants to the Company as follows:

                  5.1.     CORPORATE POWER AND AUTHORITY.

                  The Purchaser has all requisite power, authority and legal right to execute, deliver, enter into, consummate the transactions contemplated by and perform its obligations under this Agreement, the Stockholders' Agreement and the Registration Rights Agreement. The execution, delivery and performance of this Agreement, the Stockholders' Agreement and the Registration Rights Agreement by the Purchaser have been duly authorized by all required corporate and other actions. The Purchaser has duly executed and delivered this Agreement, the Stockholders' Agreement and the Registration Rights Agreement, and this Agreement, the Stockholders' Agreement and the Registration Rights Agreement constitute the legal, valid and binding obligations of the Purchaser enforceable against the Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the rights of creditors generally or under general principles of equity.

                  5.2.     INVESTMENT INTENT.

                  The Purchaser is capable of evaluating the risk of its investment in the Shares and Warrants being purchased by it hereunder and in the Conversion Shares and the Warrant Shares, has been advised by counsel (including tax counsel) as to the risk of such investment and is able to bear the economic risk of such investment. The Purchaser is purchasing the Shares and the Warrants to be purchased by it and is acquiring the Conversion Shares and the Warrant Shares for its own account for investment and not with a present view to any distribution thereof in violation of applicable securities laws; PROVIDED, HOWEVER, that the Purchaser may transfer record and/or beneficial ownership of the Shares, the Conversion Shares, the Warrants or the Warrant Shares to one or more Affiliates, officers or employees of Affiliates or investment funds managed by Affiliates of the Purchaser, in all cases in compliance with federal securities laws. It is understood that the disposition of the Purchaser's property shall at all times be within the Purchaser's control. If the Purchaser should in the future decide to dispose of any of its Shares, Conversion Shares, Warrants or Warrant Shares, it is understood that it may do so only in compliance with the Securities Act, applicable state and federal securities laws and this Agreement. The Purchaser is an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  5.3.     BROKERS.

                  Except as disclosed on SCHEDULE 5.3 hereto, no broker, finder or investment banker or other party is entitled to any brokerage, finder's or other similar fee or commission in connection with any Stock and Warrant Purchase Agreement, the Stockholders' Agreement, the

Registration Rights Agreement, the Warrant Certificates or the Certificate of Designations or any of the transactions contemplated hereby or thereby, based upon arrangements made by or on behalf of the Purchaser or any of its Affiliates.

                  5.4.     SHORT SALES AND OTHER HEDGING TRANSACTIONS.

                  So long as the Purchaser holds any Shares, the Purchaser shall not, and shall cause its Affiliates to not, enter into any hedging transaction (including, but not limited to, short sales, put and call options, cashless collar transactions or other forms of derivative security transactions) and neither shall the Purchaser transfer any of the Shares or Warrant Shares to any person, whether or not an affiliate, so as to enable or assist such person to enter into any hedging transaction, in each case with respect to the Company's Common Stock. Notwithstanding the foregoing, the Purchaser shall be permitted to borrow shares in order to effect sales of Common Stock pursuant to a registration statement filed with the Securities and Exchange Commission.


SECTION 6.        RESTRICTIONS ON TRANSFER

                  The Purchaser agrees that it will not sell or otherwise dispose of any Shares, Conversion Shares, Warrants or Warrant Shares unless such Shares, Conversion Shares, Warrants or Warrant Shares have been registered under the Securities Act and, to the extent required, under any applicable state securities laws, or pursuant to an applicable exemption from such registration requirements. The Company may endorse on all certificates representing Shares, Conversion Shares, Warrants or Warrant Shares a legend stating or referring to such transfer restrictions; PROVIDED, that no such legend shall be endorsed on any Share certificates or Warrant Certificates which, when issued, are no longer subject to the restrictions of this Section 6.


SECTION 7.        INFORMATION AS TO THE COMPANY

                  The Company covenants and agrees as follows:

                  7.1.    FINANCIAL INFORMATION.

                  (a) The Company will maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with generally accepted accounting principles consistently applied.

                  (b) So long as any of the Shares remain outstanding, the Company will deliver to (I) the Fleming Holders and (II) each Transferee, provided that such Transferee holds not less than an aggregate of 10,000 Shares, the following:

                           (i) as soon as practicable but not later than five
(5) Business Days after their issuance, and in any event within ninety (90) days after the close of each fiscal year of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal year and (B) consolidated statements of operations, stockholders' equity and cash flows of the Company for such fiscal year, in each case setting forth in comparative form the corresponding figures for the preceding fiscal year, all such balance sheets and statements to be in reasonable detail and certified without qualification by PriceWaterhouse Coopers LLP or any "Big Five" independent public accounting firm selected by the Company, and such statements shall be accompanied by a management analysis of any material differences between the results for such fiscal year and the corresponding figures for the preceding year; the Company's Annual Report on Form 10-K shall satisfy such requirement provided that it is in compliance with all applicable requirements of the SEC and is certified by a "Big Five" accounting firm;
                           (ii) as soon as practicable, copies (A) of all
financial statements, proxy material or reports sent to the Company's stockholders, (B) of any public press releases and (C) of all reports or registration statements filed with the Commission pursuant to the Securities Act or the Securities Exchange Act;

                           (iii) as soon as practicable and in any event within
forty-five (45) days after the close of each of the first three (3) fiscal quarters of the Company, (A) a consolidated balance sheet of the Company as of the end of such fiscal quarter, (B) consolidated statements of operations, stockholders' equity and cash flows of the Company for the portion of the fiscal year ended with the end of such quarter, in each case in reasonable detail, certified by the Chief Financial Officer, Chief Executive Officer or the President of the Company and setting forth in comparative form the corresponding figures for the comparable period one year prior thereto (subject to normal recurring adjustments and year-end adjustments), together with a management analysis of any material differences between such results and the corresponding figures for such prior period and (C) a certificate of the Chief Financial Officer, Chief Executive Officer or the President certifying the Company's compliance with the covenants contained in Section 9 of this Agreement; the Company's Quarterly Report on Form 10-Q shall satisfy such requirement provided that it is in compliance with all applicable requirements of the SEC;

                           (iv) as soon as practicable but not later than thirty
(30) days after the end of each month other than the final month of the Company's fiscal year, unaudited consolidated financial statements for the Company and its subsidiaries (if any) including statements of income and cash flow for the month and year-to-date periods ended at the end of such month and for the corresponding periods of the prior fiscal year (to the extent available) and a balance sheet as at the end of such month;

                           (v) as soon as practicable and without duplication of
any of the above items, any other materials furnished to the Company's Board of Directors or to holders of the Company's capital stock or Indebtedness, including, without limitation, any compliance certificates furnished in respect of such Indebtedness; and

                           (vi) as soon as practicable, such other information
as may reasonably be requested by (I) the Fleming Holders or (II) any Transferee, provided that such Transferee holds not less than an aggregate of 10,000 Shares.

                  (c) The Company will deliver to each member of the Company's Board of Directors and each observer to the Company's Board of Directors appointed pursuant to Section 3(a) of the Stockholders' Agreement, as soon as practicable (and in the case of (iii), prior to the end of each fiscal year) and without duplication of any of the items listed below, the following:

                           (i) copies of any annual, special or interim audit
reports or management or comment letters with respect to the Company or their operations submitted to the Company by independent public accountants;

                           (ii) copies of summary financial information prepared
on a quarterly basis regarding the Company on a consolidated basis as presented to the Board and any other summary financial information otherwise prepared;

                           (iii) copies of the annual budget and business plan
for the next fiscal year;

                           (iv) copies of all formal communications, from time
to time, to directors of the Company (including without limitation all information furnished to such directors in connection with such communications), and copies of minutes of meetings of the Board of Directors (and of any executive committees thereof) of the Company;

                           (v) notice of default under any material agreement,
contract or other instrument to which the Company is a party or by which it is bound;

                           (vi) notice of any action or proceeding which has
been commenced or threatened against the Company and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

                           (vii) copies of all filings made with the Commission.

                  (d)      All such financial statements referred to in this
Section 7.1 shall be prepared in accordance with generally accepted accounting principles consistently applied (except for any change in accounting principles specified in the accompanying certificate, in the financial statements themselves or required by GAAP, and except that any interim financial statements may omit notes and may be subject to normal recurring adjustments and year-end adjustments).

                  (e)      Without limiting the foregoing provisions of this
Section 7.1, the Company agrees that, if requested in writing by any holder of Shares, it will not deliver to such holder (until otherwise instructed by such holder) (x) any non-public information or non-public materials regarding the Company (whether described in this Section 7.1 or otherwise) and (y) any information (whether or not included in clause (x)) which such holder specifies that it does not want to receive. The Company shall comply with any such request with respect to each person entitled to information hereunder, until instructed otherwise by the then holder of such Shares.

                  7.2.     COMMUNICATION WITH ACCOUNTANTS.

                  The Company hereby authorizes (i) the Purchaser to communicate directly with the independent certified public accountants for the Company, provided that the Purchaser provides prior written notice to the Company of its desire to communicate with such accountants, and (ii) such accountants to disclose to the Purchaser any and all financial statements and any other information of any kind that they may have with respect to the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company. The Company shall deliver a letter addressed to such accountants instructing them to comply with the provisions of this Section 7.2.

                  7.3.     INSPECTION.

                  The Company will permit (I) the Fleming Holders, (II) any Transferee, provided that such Transferee holds not less than an aggregate of 10,000 Shares, and (III) any authorized representative of the Fleming Holders or such Transferee, to visit and inspect any of the properties of the Company, to examine their respective books and records and to discuss with the Company's officers their books and records and the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company, all at such reasonable times, all on reasonable notice and as often as may be reasonably requested.

                  7.4.     NOTICES.

                  The Company will give notice to all holders of Shares promptly after it learns (other than by notice from all of such holders) of the existence of any of the following:

                  (a) any default under any Indebtedness (or under any indenture, mortgage or other agreement relating to any Indebtedness) which Indebtedness is in an aggregate principal amount exceeding $100,000 (or the equivalent thereof in other currencies) in respect of which the Company is liable;

                  (b) any action or proceeding which has been commenced or threatened against the Company and which, if adversely determined, would have, individually or in the aggregate, a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Stock and Warrant Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant Certificates or the Certificate of Designations;

                  (c) any dispute which may exist between the Company and any governmental regulatory body which, in the reasonable opinion of the Company is reasonably likely to, individually or in the aggregate, materially adversely affect the normal business operations of the Company or the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis or the ability of the Company to perform its obligations under the Stock and Warrant Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant Certificates or the Certificate of Designations; and

                  (d) if any (i) "reportable event" (as such term is described in Section 4043(c) of ERISA) has occurred; or (ii) "accumulated funding deficiency" (within the meaning of Section 412(a) of the Code) has been incurred with respect to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate that is subject to the funding requirements of ERISA and the Code or that an application may be or has been made to the Secretary of the Treasury for a waiver or modification of the minimum funding standard (including any required installment payments) or an extension of any amortization period under Section 412 of the Code, in each case with respect to such a Pension Plan; or (iii) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has been terminated, reorganized, petitioned or declared insolvent under Title IV of ERISA; or (iv) Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate has an unfunded current liability giving rise to a lien under ERISA or the Code; or (v) proceeding has been instituted pursuant to Section 515 of ERISA to collect a delinquent contribution to a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vi) of the Company or its ERISA Affiliates will or may incur any liability (including any contingent or secondary liability) to or on account of the termination or withdrawal from a Pension Plan maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate; or (vii) "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) in connection with an "employee benefit plan" (as defined in Section 3(3) of ERISA), maintained or contributed to (or required to be maintained or contributed to) by the Company or any ERISA Affiliate.

                  (e) if any proposals, inquiries or expressions of interest are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with the Company or its representatives, in each case in connection with any Takeover Proposal or the possibility or consideration by a third party of making a Takeover Proposal ("TAKEOVER PROPOSAL INTEREST") indicating, in connection with such notice, the name of the Person indicating such Takeover Proposal Interest and the terms and conditions of any proposals or offers. The Company agrees that it will take the necessary steps to inform the Persons referred to in the first sentence hereof of the obligations undertaken in this Section 7.4(e). The Company agrees that it shall keep the Fleming Holders informed, on a current basis, of the status and terms of any Takeover Proposal Interest. Such notice with respect to this Section 7.4(e) shall be given as soon as is practicable, but in any event within 24 hours.

Such notice (i) with respect to subsection (a) above, shall specify the nature and period of existence of any such default and what the Company proposes to do with respect thereto and (ii) with respect to subsections (b), (c) or (d) above, shall specify the nature of any such matter referred to in such clause, what action the Company proposes to take with respect thereto and what action any other relevant Person is taking or proposes to take with respect thereto.

                  7.5.     CONFIDENTIALITY AGREEMENT.

                  The Company's obligation to provide any non-public information under this Section 7 or otherwise to any person other than members of its Board of Directors shall be subject to prior execution of a confidentiality agreement between the Company and the recipient of such information as more fully set forth in the form attached hereto as Exhibit F (the "CONFIDENTIALITY AGREEMENT").


SECTION 8.        AFFIRMATIVE COVENANTS

                  The Company covenants and agrees as follows:

                  8.1. MAINTENANCE OF EXISTENCE, PROPERTIES AND FRANCHISES; COMPLIANCE WITH LAW; TAXES; INSURANCE.

                  The Company will:

                  (a) maintain its corporate existence, rights and other franchises in full force and effect;

                  (b) maintain its tangible assets in good repair, working order and condition so far as necessary or advantageous to the proper carrying on of its businesses;

                  (c) comply with all applicable laws and with all applicable orders, rules, rulings, certificates, licenses, regulations, demands, judgments, writs, injunctions and decrees, PROVIDED, that such compliance shall not be necessary so long as (i) the applicability or validity of any such law, order, rule, ruling, certificate, license, regulation, demand, judgment, writ, injunction or decree shall be contested in good faith by appropriate proceedings and (ii) failure to so comply will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis;

                  (d) pay promptly when due all Taxes imposed upon its properties, assets or income and all claims or indebtedness (including, without limitation, vendor's, workmen's and like claims) which might become a lien upon such properties or assets; PROVIDED, that payment of any such Tax shall not be necessary so long as (i) the applicability or validity thereof shall be contested in good faith by appropriate proceedings and a reserve, if appropriate, shall have been established with respect thereto and (ii) failure to make such payment will not have a material adverse effect on the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis; and

                  (e) keep adequately insured, by financially sound and reputable insurers of nationally recognized stature, all its properties of a character customarily insured by entities similarly situated, against loss or damage of the kinds and in amounts customarily insured against by such entities and with such deductibles or coinsurance as is customary.

                  8.2. OFFICE FOR PAYMENT, EXCHANGE AND REGISTRATION; LOCATION OF OFFICE; NOTICE OF CHANGE OF NAME OR OFFICE.

                  (a) So long as any of the Shares or the Warrants is outstanding, the Company will maintain an office or agency where Shares or Warrants may be presented for redemption, exchange, conversion, exercise or registration of transfer as provided in this Agreement. Such office or agency initially shall be the office of the Company specified in Section 17 hereof, subject to Section 8.2(b).

                  (b) The Company shall give each holder of Shares or Warrants at least twenty (20) days' prior written notice of any change in (i) the name of the Company as then in effect or (ii) the location of the office of the Company required to be maintained under this Section 8.2.

                  8.3.     FISCAL YEAR.

                  The fiscal year of the Company for tax, accounting and any other purposes shall end on December 31 of each calendar year.

                  8.4.     ENVIRONMENTAL MATTERS.

                  (a) Except as set forth on Schedule 8.4(a), the Company shall keep and maintain any property either owned leased, operated or occupied by the Company free and clear of any Environmental Liens, and the Company shall keep all such property free of Hazardous Material contamination (other than de minimis releases of Hazardous Materials that may occur in the ordinary course of the Company's business that could not result in a material liability to the Company) and in material compliance with all applicable Environmental Laws and the terms and conditions of any Environmental Permits; PROVIDED, HOWEVER, that the Company shall have the right at its cost and expense, and acting in good faith, to contest, object or appeal by appropriate legal proceeding the validity of any Environmental Lien. The contest, objection or appeal with respect to the validity of an Environmental Lien shall suspend the Company's obligation to eliminate such Environmental Lien under this paragraph pending a final determination by appropriate administrative or judicial authority of the legality, enforceability or status of such Environmental Lien, provided that the following conditions are satisfied: (i) contemporaneously with the commencement of such proceedings, the Company shall give written notice thereof to each Fleming Holder and its Transferees while they hold Shares, Conversion Shares, Warrants or Warrant Shares; and (ii) if under applicable law any real property or improvements thereon are subject to sale or forfeiture for failure to satisfy the Environmental Lien prior to a final determination of the legal proceedings, the Company must successfully move to stay such sale, forfeiture or foreclosure pending final determination of the Company's action; and (iii) the Company must, if requested by a majority of the then-outstanding Shares, furnish to the Fleming Holders and their Transferees, as a group, while they hold Shares, Conversion Shares, Warrants or Warrant Shares, a good and sufficient bond, surety, letter of credit or other security satisfactory to such holders equal to the amount (including any interest and penalty) secured by the Environmental Lien.

                  (b) The Company will, by administrative or judicial process, enforce the obligations of any other Person who is potentially liable for damages, contribution or other relief in connection with any violation of Environmental Laws, including, but not limited to, asbestos abatement, Hazardous Material remediation or off-site or on-site disposal.

                  (c) The Company will defend, indemnify and hold harmless each current and future holder of Shares, Conversion Shares, Warrants or Warrant Shares, its employees, officers, directors, stockholders, partners, financial and legal representatives and assigns, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits and claims, joint or several, and any costs, disbursements and expenses (including attorneys' fees and expenses and costs of investigation) of whatever kind or nature, known or unknown, contingent or otherwise asserted against, imposed on, or sustained by, them, arising out of or in any way related to (i) the presence, disposal, release, removal, discharge or storage of any Hazardous Material upon, into, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by or on behalf of the Company or any predecessor thereof; (ii) any judicial or administrative action, suit or proceeding, actual or threatened, relating to Hazardous Material upon, in, from or affecting any real property (including improvements) currently or formerly owned, leased, operated or occupied by the Company for which the Company could be liable; (iii) any violation of any Environmental Law or Environmental Permit, by the Company or any of their agents, tenants, subtenants or invitees; (iv) the imposition of any Environmental Lien for the recovery of costs expended in the investigation, study or remediation of any environmental liability of (or asserted against) the Company; and (v) any liability arising out of or related to the off-site shipment, transportation, disposal, treatment, handling or disposal of Hazardous Materials by or on behalf of the Company or any predecessor thereof. This Section

8.4(c) and Section 8.4(d) shall survive any payment, conversion or transfer of Shares or Warrants and any termination of this Agreement.

                  (d) To the extent that the Company is strictly liable without regard to fault under any Environmental Law, the Company's obligations to the holders of Shares, Conversion Shares, Warrants or Warrant Shares under any of the indemnification provisions of this Purchase Agreement shall likewise be strict without regard to fault with respect to the violation of any Environmental Law, which results in any liability to any of the indemnified persons referred to in Section 8.4(c).

                  8.5.     RESERVATION OF SHARES.

                  There have been reserved, and the Company shall at all times keep reserved, free from preemptive rights, out of its authorized Common Stock a number of shares of Common Stock sufficient to provide for the exercise of the conversion rights provided in Section 5 of the Certificate of Designations and the exercise of the Warrants pursuant to Section 1 of the Warrant Certificates.

                  8.6.     SECURITIES EXCHANGE ACT REGISTRATION.

                  (a) In accordance with and subject to the provisions of the Registration Rights Agreement, the Company will maintain effective a registration statement (containing such information and documents as the Commission shall specify and otherwise complying with the Securities Exchange
Act), under Section 12(b) or Section 12(g), whichever is applicable, of the Securities Exchange Act, with respect to the Common Stock of the Company, and the Company will file on time such information, documents and reports as the Commission may require or prescribe for companies whose stock has been registered pursuant to such Section 12(b) or Section 12(g), whichever is applicable.

                  (b) The Company will, upon the request of any holder of Shares or Warrants, make whatever other filings with the Commission, or otherwise make generally available to the public such financial and other information, as any such holder may deem reasonably necessary or desirable in order to enable such holder to be permitted to sell Conversion Shares or Warrant Shares pursuant to the provisions of Rule 144.

                  8.7.     DELIVERY OF INFORMATION FOR RULE 144A TRANSACTIONS.

                  If a holder of Shares or Warrants proposes to transfer any such Shares or Warrants pursuant to Rule 144A under the Securities Act (as in effect from time to time), the Company agrees to provide (upon the request of such holder or the prospective transferee) to such holder and (if requested) to the prospective transferee any financial or other information concerning the Company which is required to be delivered by such holder to any transferee of such Shares or Warrants pursuant to such Rule 144A, subject to confidentiality provisions, if applicable.

                  8.8.     SENIOR SECURITIES.

                  The Company shall maintain the senior status of the Series C Preferred such that it shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company, including the Series A Convertible Preferred Stock.

                  8.9.     SHELF REGISTRATION.

                  No later than sixty (60) days after the Closing Date, the Company shall prepare and file with the SEC a registration statement for an offering to be made on a delayed or continuous basis pursuant to Rule 415 of the Securities Act (a "SHELF REGISTRATION") registering the resale from time to time by the holders of all the Registrable Securities (the "INITIAL SHELF REGISTRATION"). The registration statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities (as defined in the Registration Rights Agreement) for resale by the holders of such Registrable Securities. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time, the Company shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within forty-five
(45) days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or to promptly file an additional Shelf Registration covering all the Registrable Securities (a "SUBSEQUENT SHELF REGISTRATION").

                  8.10.    EARTHQUAKE INSURANCE POLICY.

                  No later than ninety (90) after Closing, the Company shall enter into, and thereafter maintain, an earthquake insurance policy in substance reasonably satisfactory to the Purchasers.

                  8.11.    FURTHER ASSURANCES.

                  From time to time, upon the Fleming Holders' and any Transferee's (provided that such Transferee holds not less than an aggregate of 10,000 Shares and such obligation shall only extend to the first four Transferees) (a) request, the Company shall promptly and duly execute and deliver any and all such further instruments and documents as the Fleming Holders or such Transferee as the case may be, may reasonably deem necessary or desirable to obtain the full benefits of the obligations of the Company under this Agreement and the other rights and powers herein granted, and (b) instructions, the Company shall execute and cause to be filed any document or filing presented to the Company in proper form for signing or filing, in each case as the Fleming Holders or such Transferee may reasonably deem necessary or desirable in light of the Company's obligations under this Agreement, and the Company shall pay or cause to be paid any filing or other fees in connection therewith.

SECTION 9.        NEGATIVE COVENANTS

                  The Company covenants and agrees that without the prior written consent of the holders of more than 50% of outstanding Shares:

                  9.1. NO DILUTION OR IMPAIRMENT; NO CHANGES IN CAPITAL STOCK.

                  The Company will not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Certificates, the Registration Rights Agreement or the Stockholders' Agreement. The Company will at all times in good faith assist in the carrying out of all such terms, and in the taking of all such action, as may be necessary or appropriate in order to protect the rights of the holders of Shares and Warrants (as such rights are set forth in the Stock and Warrant Purchase Agreements, the Warrant Certificates, the Certificate of Designations, the Registration Rights Agreement and the Stockholders' Agreement) against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not issue any shares or class or series of equity or equity-linked security, which is senior to, or pari passu with, the Series C Preferred as to dividend payments or amounts payable in the event of liquidation or winding up of the Company, (b) will not enter into any agreement or instrument which would restrict or otherwise materially adversely affect the ability of the Company to perform its obligations under the Stock and Warrant Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement, the Warrant Certificates or the Certificate of Designations, (c) will not amend its certificate of incorporation or by-laws in any manner which would impair or reduce the rights of the Preferred Stock, including, without limitation, an amendment which would alter or change the powers, privileges or preferences of the holders of the Series C Preferred (including, without limitation, changing the Certificate of Designations after any Shares have been called for redemption), (d) except as otherwise provided in the Certificate of Designations or the Warrant Certificates or in accordance with Section 4 of the Exchangeable Notes, as in effect on the date hereof, will not redeem, repurchase or otherwise acquire any shares of capital stock of the Company or any other rights or options to subscribe for or purchase any capital stock of the Company or any other securities convertible into or exchangeable for capital stock of the Company, (e) will not permit the par value or the determined or stated value of any shares of Common Stock receivable upon the conversion of the Shares or exercise of the Warrants to exceed the amount payable therefor upon such conversion, (f) will take all such action as may be necessary or appropriate in order that the Company may at all times validly and legally issue duly authorized, fully paid and nonassessable shares of the Common Stock free from all taxes, Liens and charges with respect to the issue thereof, upon the conversion of the Shares or exercise of the Warrants from time to time outstanding, (g) will not take any action which results in any adjustment of the current conversion price under the Certificate of Designations or the current exercise price under the Warrant Certificates if the total number of shares of the Common Stock

(or other securities) issuable after the action upon the conversion of all of the then outstanding Shares or the exercise of all of the then outstanding Warrants would exceed the total number of shares of Common Stock (or other securities) then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such conversion or exercise, (h) will not have any authorized Common Stock (and will not issue any Common Stock) other than its existing authorized Common Stock, and (i) will not amend its certificate of incorporation to change any terms of its Common Stock; PROVIDED that any action pursuant to the foregoing clauses (g), (h) and (i) is permitted solely to the extent necessary to provide sufficient authorized Common Stock for all currently outstanding securities which are exercisable or convertible into Common Stock.

                  9.2.     INDEBTEDNESS.

                  The Company will not (i) incur Indebtedness, including any Indebtedness set forth on Schedule 4.20 hereto, in excess of $15,000,000 in aggregate principal amount; or (ii) enter into any agreement, amendment or modification with respect to any Indebtedness and Capitalized Lease Value, as applicable, which agreement, amendment or modification under clause (ii) restricts or prohibits (or was intended primarily to restrict or prohibit) the Company from making any payments under, or otherwise performing under the Stock and Warrant Purchase Agreements.

                  9.3.     CONSOLIDATION, MERGER AND SALE.

                  The Company will not (or will not agree to): (a) wind up, liquidate or dissolve its affairs, (b) sell, lease, transfer or otherwise dispose of all or substantially all of its assets to any other Person; or (c) effect a merger or consolidation if the Company is not the surviving corporation from such merger or consolidation.

                  9.4.     NO CHANGE IN BUSINESS.

                  The Company will not change substantially the character of its business as conducted on each Closing Date as represented in Section 4.4 hereof and described in the Disclosure Material.

                  9.5.     RESTRICTED PAYMENTS; INVESTMENTS.

                  The Company will not declare or make or permit to be declared or made:

                           (a)      any Restricted Payment; or

                           (b)      any Investment.

                  9.6.     SALE OF SUBSTANTIAL PORTION OF ASSETS.

                  After the First Closing Date, (except with respect to the 1500-ton hydraulic forging press, 1600-ton mechanical forging press and the Company's disc-finishing research facility located in Fremont, California) the Company will not sell, transfer, lease or otherwise dispose of any assets to any Person (OTHER THAN (A) assets consisting of inventory being disposed of in the ordinary course of business and (B) assets which are, contemporaneously with such disposition (or within ninety (90) days thereafter), being replaced with other substantially similar (or improved) assets which are used by the Company for substantially the same purpose as the assets being replaced) to the extent the aggregate assets so sold, transferred, leased or disposed of:

                           (x) during the twelve (12) month period ending on
                  such sale, transfer, lease or disposition (i) had an aggregate book value equal to ten percent (10%) or more of the aggregate book value of the consolidated total assets of the Company at the end of the most recent fiscal quarter preceding such sale, transfer, lease or disposition or (ii) accounted for ten percent (10%) or more of the consolidated revenues of the Company as shown on the consolidated income statement of the Company for the most recent fiscal quarter or the then preceding fiscal year; or

                           (y) during the period from the First Closing Date
                  through such sale, transfer, lease or disposition had an aggregate book value equal to thirty percent (30%) or more of the aggregate book value of the consolidated total assets of the Company at the end of the most recent fiscal quarter preceding such sale, transfer, lease or disposition.

                  9.7.     AFFILIATE LOANS AND GUARANTIES.

                  The Company may not incur or permit to exist any of the following, except with respect to a wholly-owned subsidiary of the Company:

                  (a) any obligation of the Company to repay money borrowed owing to (i) any Affiliate of the Company or (ii) any other holder of shares of the capital stock of the Company, excluding any obligations under the Loan Agreement, dated March 10, 1999, between the Company and Talisman Capital Opportunity Fund Ltd., or pursuant to the Exchangeable Notes issued in connection therewith; or

                  (b) any obligation, to any Person, which obligation is assumed or guaranteed by the Company and which is an obligation of (i) any Affiliate of the Company or (ii) any other holder of shares of the capital stock of the Company (excluding, in the case of this clause (b), any obligation of the Company which is not owed to an Affiliate of the Company or to an Affiliate or to any other holder of shares of the capital stock of the Company).

This Section 9.7 shall NOT apply to (1) any obligations under the Stock and Warrant Purchase

Agreements or with respect to the Shares or Warrants, (2)
Investments in the Company or (3) Indebtedness identified on Schedule 4.20 hereto.

                  9.8.     TRANSACTIONS WITH AFFILIATES.

                  The Company will not directly or indirectly, except with respect to wholly-owned subsidiaries of the Company, enter into any transaction or agreement (including, without limitation, the purchase, sale, distribution, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company, unless such transaction or agreement (a) is approved by a majority of the Outside Directors on the Board of Directors, and (b) is on terms that are no less favorable to the Company, as the case may be, than those which might be obtained at the time of such transaction from a Person who is not such an Affiliate; PROVIDED, HOWEVER, that this Section 9.8 shall not limit, or be applicable to, (i) employment arrangements with (and general salary and benefits compensation for) any individual who is a full-time employee of the Company if such arrangements are approved by a majority of the Compensation Committee of the Board of Directors; PROVIDED FURTHER however, that the Compensation Committee of the Board of Directors shall contain at least a majority of Outside Directors; and (ii) the payment of reasonable and customary regular fees to directors of the Company who are not employees of the Company; and (iii) existing arrangements as disclosed on SCHEDULE 9.8 hereto.

                  9.9.     LIENS.

                  The Company will not create or permit to exist, to create or suffer to exist, any Lien upon or with respect to any of its assets or income, other than Permitted Liens and existing liens set forth on SCHEDULE 9.9 hereto.

                  9.10.    PRIVATE PLACEMENT STATUS.

                  Neither the Company nor any agent nor other Person acting on the Company's behalf will do or cause to be done (or will omit to do or to cause to be done) any act which act (or which omission) would result in bringing the issuance or sale of the Shares, the Conversion Shares, the Warrants or the Warrant Shares within the provisions of Section 5 of the Securities Act or the filing, notification or reporting requirements of any state securities law (other than in accordance with a registration and qualification of Conversion Shares or Warrant Shares pursuant to the Registration Rights Agreement).

                  9.11.    MAINTENANCE OF PUBLIC MARKET.

                  The Company will not proceed with a program of acquisition of its Common Stock, initiate a corporate reorganization or recapitalization or undertake a consolidation or merger or authorize, consent to or take any action which would have the effect of:

                  (a) removing the Company from registration with the Commission under the Securities Exchange Act with respect to the Company's Common Stock;

                  (b) requiring the Company to make a filing under Section 13(e) of the Securities Exchange Act;

                  (c) reducing substantially or eliminating the public market for shares of Common Stock of the Company;

                  (d) causing a delisting of the Company's Common Stock as a Nasdaq National Market Security on the Nasdaq Stock Market (unless such stock is delisted as a result of being listed on a national securities exchange); or

                  (e) if any shares of the Company's Common Stock are at any time listed on a national securities exchange, causing a delisting of such stock from such exchange, unless such delisting is in connection with a listing on another national securities exchange.

                  9.12.    ACTIONS PRIOR TO ANY CLOSING DATE.

                  From the date hereof through each Closing Date, the Company will not, (a) issue or agree to issue any capital stock or any securities exercisable for, or convertible or exchangeable into, capital stock or (b) purchase, redeem or otherwise acquire any of its capital stock; PROVIDED, HOWEVER, that this Section 9.12 shall not limit, or be applicable to, (i) the transactions contemplated by the Stock and Warrant Purchase Agreements, including any issuance of capital stock in connection with the transactions contemplated by Sections 9.1 and 9.11 hereof, (ii) grants of options or issuances of Common Stock to officers, directors or employees of the Company pursuant to the current terms of the Company's 1996 Stock Incentive Plan and the 1999 Stock Incentive Plan and (iii) the conversion of the Series A Convertible Preferred Stock, the Exchangeable Notes or the exercise of existing warrants.


SECTION10.        CONDITIONS TO PURCHASER'S OBLIGATIONS

                  The Purchaser's obligation to purchase Shares and Warrants hereunder is subject to satisfaction of the following conditions at any Closing (any of which may be waived by the Purchaser); PROVIDED THAT Section 10.11 is a condition to the obligations to consummate the transaction provided for herein of each of (I) the Purchaser and (II) the Company:

                  10.1. CERTIFICATE OF DESIGNATIONS; STOCKHOLDERS' AGREEMENT; REGISTRATION RIGHTS AGREEMENT; RESTRUCTURING.

                  (a) The certificate of incorporation of the Company shall have been duly amended by the filing of the Certificate of Designations in the form of EXHIBIT A hereto.

                  (b) The Company, the Purchasers and certain other stockholders of the Company named therein shall have entered into a Stockholders' Agreement substantially in the form of EXHIBIT C hereto.

                  (c) The Company shall have entered into a Registration Rights Agreement with the Purchasers substantially in the form of EXHIBIT D hereto.

                  (d) The Company shall have satisfactorily completed, in the sole judgment of the Fleming Funds, (i) the restructuring of the Series A Convertible Preferred Stock and the Exchangeable Notes and (ii) the conversion of all of the outstanding shares of the Series B Exchangeable Preferred Stock.

                  10.2.    CERTIFICATES FOR SHARES AND WARRANTS.

                  The Purchaser shall concurrently receive the certificates for Shares and Warrants contemplated by Section 2(b) hereof.

                  10.3.    SENIOR STATUS.

                  The Company shall have taken all of the necessary actions, including the amendment of the appropriate existing agreements, so that the Series C Preferred shall rank senior in all respects, including the payment on liquidation and redemption, to all other equity securities of the Company, including the Series A Convertible Preferred Stock.

                  10.4.    ACCURACY OF REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company contained in the Stock and Warrant Purchase Agreement herein or in any certificate or document delivered pursuant hereto shall be correct and complete on and as of each Closing Date with the same effect as though made on and as of such Closing Date (after giving effect to the transactions contemplated by this Agreement).

                  10.5.    COMPLIANCE WITH AGREEMENTS.

                  The Company shall have performed and complied in all material respects with all agreements, covenants and conditions contained in the Stock and Warrant Purchase Agreements and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before such Closing Date.

                  10.6.    OFFICERS' CERTIFICATES.

                  The Purchaser shall have received a certificate dated such Closing Date and signed by the President or Chief Executive Officer and by the Secretary or the Chief Financial Officer of the Company, to the effect that the conditions of Sections 10.4, 10.5, 10.8 (second sentence only) and 10.9 have been satisfied.

                  10.7.    PROCEEDINGS.

                  All corporate and other proceedings in connection with the transactions contemplated by this Agreement, and all documents incident thereto, shall be in form and substance reasonably satisfactory to the Purchaser and its counsel, and the Purchaser shall have received all such originals or certified or other copies of such documents as the Purchaser or its counsel may reasonably request.

                  10.8.    LEGALITY; GOVERNMENTAL AND OTHER AUTHORIZATION.

                  The purchase of and payment for the Shares and the Warrants shall not be prohibited by any law or governmental order, rule, ruling, regulation, release, interpretation or opinion applicable to the Purchaser and shall not subject the Purchaser to any penalty, tax, liability or other onerous condition. Any necessary consents, approvals, licenses, permits, orders and authorizations of, and any filings, registrations or qualifications with, any governmental or administrative agency or other Person, with respect to the transactions contemplated by the Stock and Warrant Purchase Agreements shall have been obtained or made and shall be in full force and effect. The Company shall have delivered to the Purchaser, upon its reasonable request setting forth what is required, factual certificates or other evidence, in form and substance reasonably satisfactory to the Purchaser and its counsel, to enable the Purchaser to establish compliance with this condition.

                  10.9.    NO MATERIAL ADVERSE CHANGE.

                  There shall have been no material adverse change in the assets, properties, liabilities, business, affairs, results of operations, condition (financial or otherwise) or prospects of the Company on a consolidated basis since June 30, 1999, except that (i) its cash position as of August 31, 1999 is $109,538 and (ii) except as disclosed in SCHEDULE 10.9 hereto.

                  10.10.   OPINION OF COUNSEL.

                  The Purchaser shall have received an opinion, dated such Closing Date and addressed to the Purchasers, of Cadwalader, Wickersham & Taft, counsel for the Company, which opinion shall be in form and substance satisfactory to the Purchaser and its counsel and shall be to the effect set forth in EXHIBIT E hereto.

                  10.11.   ADDITIONAL PURCHASES OF SHARES AND WARRANTS.

                  The sale and purchase of Shares and Warrants by the Fleming Funds pursuant to the Stock and Warrant Purchase Agreements between each of the Fleming Funds and the Company shall be consummated concurrently (a)(i) for an aggregate purchase price of $3,750,000 on the First Closing Date and (ii) for an aggregate purchase price of $3,750,000 on the Second Closing Date, or (b) for an aggregate purchase price of $7,500,000 on the First Closing Date, if the parties mutually agree to have only one Closing pursuant to Section 2(a) hereof.

                  10.12.   ACCEPTANCE OF AGENT FOR SERVICE OF PROCESS.

                  The Company shall have appointed and Cadwalader, Wickersham & Taft shall have accepted its appointment as the Company's agent in New York to receive service of process pursuant to Section 18(i) hereof. The Company shall have delivered an Agency Letter to Cadwalader, Wickersham & Taft, substantially in the form of EXHIBIT G hereto.

                  10.13.   OTHER DOCUMENTS AND OPINIONS.

                  The Purchaser shall have received such other documents and opinions, in form and substance reasonably satisfactory to the Purchaser and its counsel, relating to matters incident to the transactions contemplated hereby as the Purchaser may reasonably request.

SECTION 11.       BREACH OF REPRESENTATIONS, WARRANTIES AND COVENANTS

                  (a) The representations, warranties, covenants and agreements of the Company and the Purchaser contained in this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or in any document or certificate delivered pursuant hereto or thereto or in connection herewith shall survive from each Closing Date, and shall continue in effect following, the execution and delivery of the Stock and Warrant Purchase Agreements, the Stockholders' Agreement, the Registration Rights Agreement, the closings hereunder and thereunder, any investigation at any time made by the Purchaser or on its behalf or by any other Person, the issuance, sale and delivery of the Shares or the Warrants, any disposition thereof and any payment, conversion or cancellation of the Shares; provided that Section 9 shall terminate upon conversion of all of the Shares. All statements contained in any certificate or other document delivered by or on behalf of the Company pursuant hereto shall constitute representations and warranties by the Company hereunder.

                  (b) The Company agrees to indemnify and hold the Purchaser harmless from and against and will pay to the Purchaser an amount sufficient to indemnify the Purchaser (net of any Taxes on any indemnity payments) against the full amount of any loss, damage, liability or expense (including amounts paid in settlement and reasonable attorneys' fees and expenses) to the Purchaser resulting either directly or indirectly from any breach of the representations, warranties, covenants or agreements of the Company contained in any Stock and Warrant Purchase Agreement, or in the Stockholders' Agreement, the Registration Rights Agreement or any other document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith.

SECTION 12.       SPECIFIC PERFORMANCE

                  The parties agree that irreparable damage will result in the event that this Agreement is not specifically enforced, and the parties agree that any damages available at law for a breach of this Agreement would not be an adequate remedy. Therefore, the provisions hereof and the obligations of the parties hereunder shall be enforceable in a court of equity, or other tribunal with jurisdiction, by a decree of specific performance, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies and all other remedies provided for in this Agreement shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which a party may have under this Agreement or otherwise.


SECTION 13.       EXPENSES

                  (a) Whether or not the transactions herein contemplated are consummated, the Company shall pay (i) the costs, fees and expenses of the Company and its counsel in connection with the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Certificates, the Stockholders' Agreement and the Registration Rights Agreement, other related documentation and the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares and the furnishing of all opinions by counsel for the Company, (ii) the costs, fees and expenses of Morgan, Lewis & Bockius LLP in connection with the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Certificates, the Stockholders' Agreement and the Registration Rights Agreement, the issuance of the Shares, the Conversion Shares, the Warrants and the Warrant Shares, other related documentation and the transactions contemplated hereby and thereby (whether or not a Closing occurs hereunder) and if the First Closing occurs the Company will make such payment on the First Closing Date (with respect to costs, fees and expenses incurred prior to such date) and on the Second Closing Date (with respect to the remainder of such costs, fees and expenses if such Second Closing occurs)); PROVIDED, HOWEVER, that (x) such fees and expenses shall not exceed $75,000 in the aggregate without the prior written approval of the Company and
(y) in the event that the First Closing does not occur, the Company shall pay all such costs, fees and expenses (subject to the foregoing clause (x)) promptly after the termination of negotiations between the Company and the Purchasers,
(iii) the reasonable costs, fees and expenses of one counsel to the Purchasers in connection with any amendments to or modifications or waivers of any provisions of the Stock and Warrant Purchase Agreements, the Certificate of Designations, the Warrant Certificates, the Stockholders' Agreement or the Registration Rights Agreement, other related documentation or in connection with any other agreements between the Purchasers and the Company and (iv) the reasonable costs, fees and expenses (including the fees and expenses of one counsel) of any holder of Shares, Conversion Shares, Warrants or Warrant Shares in enforcing its rights against the Company if the Company defaults in its obligations hereunder, under the Certificate of

Designations, the Warrant Certificates, the Stockholders' Agreement or the Registration Rights Agreement.

                  (b) In addition to all other sums due hereunder or provided for in this Agreement, the Company shall pay to the Purchaser or its agents, respectively, an amount sufficient to indemnify such persons (net of any Taxes on any indemnity payments) against all reasonable costs and expenses (including reasonable attorneys' fees and expenses and reasonable costs of investigation) and damages and liabilities incurred by the Purchaser or its agents pursuant to any third-party investigation or proceeding against any or all of the Company, the Purchasers, or their agents, arising out of or in connection with this Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Purchaser's purchase of the Shares or the Warrants (or any transaction contemplated hereby or thereby or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), whether or not the transactions contemplated by this Agreement are consummated, which investigation or proceeding requires the participation of the Purchaser or its agents or is commenced or filed against the Purchaser or its agents because of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement, the Purchaser's purchase of the Shares or the Warrants or any of the transactions contemplated hereby or thereby (or any other document or instrument executed herewith or therewith or pursuant hereto or thereto), other than any investigation or proceeding in which it is finally determined that there was (i) gross negligence or willful misconduct on the part of the Purchaser or its agents, (ii) a material breach by Purchaser of any of its representations or warranties contained herein, (iii) a material breach by Purchaser of any provision of the Confidentiality Agreement or any other confidentiality agreement between the Company and the Purchaser, in any case, which was not made by the Purchaser in reliance upon any of the Company's representations, warranties, covenants or agreements in this Agreement, the Stockholders' Agreement, the Registration Rights Agreement or in any other documents or instruments contemplated hereby or thereby or executed herewith or therewith or pursuant hereto or thereto. The Company shall assume the defense, and shall appoint counsel of its choice to represent the Purchaser and such agents, in connection with investigating, defending or preparing to defend any such action, suit, claim or proceeding (including any inquiry or investigation); PROVIDED, HOWEVER, that the Purchaser, or any such agent, shall have the right (without releasing the Company from any of its obligations hereunder) to employ its own counsel and either to direct its own defense or to participate in the Company's defense, but the fees and expenses of such counsel shall be at the expense of such person unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with such defense, (ii) the Company shall not have provided its counsel to take charge of such defense or (iii) there may be defenses available to the Purchaser, or such agent of the Purchaser which are different from or additional to those available to the Company, then in any of such events referred to in clauses (i), (ii) or (iii) such reasonable counsel fees and expenses (but only for one counsel for the Purchaser and its agents) shall be borne by the Company. Any settlement of any such action, suit, claim or proceeding shall require the consent of both the Company and such indemnified person (neither of which shall unreasonably withhold its consent).

                  (c) The Company agrees to pay, or to cause to be paid, all documentary, stamp and other similar Taxes, other than transfer taxes payable upon the transfer by the Purchaser of Shares to a Transferee, which transfer taxes shall be paid by the Transferee, levied under the laws of the United States of America, any state or local Taxing Authority thereof or therein or any other applicable jurisdiction in connection with the issuance and sale of the Shares or Warrants, the conversion of Shares into Conversion Shares or exercise of Warrants and the execution and delivery of this Agreement, the Stockholders' Agreement, the Registration Rights Agreement and any other documents or instruments contemplated hereby or thereby and any modification of the Certificate of Designations, the Warrant Certificates, the Stockholders' Agreement, the Registration Rights Agreement or this Agreement or any such other documents or instruments and will hold the Purchaser harmless without limitation as to time against any and all liabilities with respect to all such Taxes.

                  (d) The obligations of the Company under this Section 13 shall survive any Closing hereunder and any termination of this Agreement.


SECTION 14.       DIRECT PAYMENTS

                  As long as the Purchaser or any institutional holder which is a direct or indirect transferee (as a result of one or more transfers) from the Purchaser shall be the holder of any Shares or Warrants, the Company will make all redemption payments, liquidation payments and other distributions by wire transfer to the Purchaser's or such other holder's (or its nominee's) account at any bank or trust company, notwithstanding any contrary provision herein or in the Company's certificate of incorporation with respect to the place of payment. The Purchaser has provided an address on Schedule 1 hereto for payments by wire transfer, and such address may be changed for the Purchaser or any subsequent holder by notice to the Company. All such payments shall be made in U.S. dollars and in federal or other immediately available funds.


SECTION 15.       AMENDMENTS AND WAIVERS

                  (a) The terms and provisions of this Agreement may be amended, waived, modified or terminated only with the written consent of the holders of more than 50% of outstanding Shares; PROVIDED, HOWEVER, that no such amendment, waiver, modification or termination shall change this Section 15(a) without the written consent of the holders of all the Shares, Conversion Shares, the Warrants and the Warrant Shares then outstanding.

                  (b) Promptly after obtaining the written consent of the holders as herein provided, the Company shall transmit a copy of any amendment, waiver, modification or termination which has been adopted to all holders of Shares, Conversions Shares, Warrants and Warrant Shares then outstanding, but failure to transmit copies shall not in any way affect the validity of any such amendment, waiver, modification or termination.

SECTION 16.       EXCHANGE OF SHARES; CANCELLATION OF SURRENDERED SHARES;
        REPLACEMENT

                  (a) Subject to Section 6 hereof, at any time at the request of any holder of Shares or Warrants to the Company at its address provided under Section 17 hereof, the Company at its expense (other than transfer taxes payable upon the transfer by the Purchaser of Shares to a Transferee, which transfer taxes shall be paid by the Transferee) will issue and deliver to or upon the order of the holder in exchange therefor a new certificate or certificates in such amount or amounts as such holder may request in the aggregate representing the number of Shares or Warrants represented by such surrendered certificates, and registered in the name of such holder or as such holder may direct.

                  (b) Any Share certificate which is converted into Conversion Shares in whole or in part shall be canceled by the Company, and no new Share certificates shall be issued in lieu of any Shares which have been converted into Conversion Shares. The Company shall issue a new certificate with respect to any Shares which were not converted into Conversion Shares and were represented by a certificate which was converted in part. Any Warrant underlying a Warrant Certificate which is exercised in whole or in part shall be canceled by the Company, and no new Warrant Certificate shall be issued in lieu of any Warrants which have been exercised. The Company shall issue a new certificate with respect to any Warrants which were not exercised and were represented by a certificate which was exercised in part.

                  (c) Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of any Share certificate or any Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company (if requested by the Company and unsecured in the case of the Purchaser or another similar institutional holder), or in the case of any such mutilation, upon surrender of such Share certificate or Warrant certificate, as the case may be, (which surrendered Share certificate or Warrant Certificate, as the case may be, shall be canceled by the Company), the Company will issue a new Share certificate, or Warrant Certificate, as the case may be, of like tenor in lieu of such lost, stolen, destroyed or mutilated Share certificate or Warrant Certificate, as the case may be, as if the lost, stolen, destroyed or mutilated Share certificate or Warrant Certificate, as the case may be, were then surrendered for exchange.


SECTION 17.       NOTICES

                  All notices, requests, demands, consents and other communications hereunder shall be in writing and shall be delivered by hand or shall be sent by telex or telecopy (confirmed by registered, certified or overnight mail or courier, postage and delivery charges prepaid), (i) if to the Company, to Alyn Corporation, 16761 Hale Avenue, Irvine, CA 92606, Attention:
Richard L. Little, Chief Financial Officer, with a copy to Cadwalader, Wickersham & Taft, 100

Maiden Lane, New York, NY 10038-4892, Attention: Gerald A. Eppner, Esq. or (ii) if to the Purchaser, at the address indicated on Schedule 1 hereto, with a copy to Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, NY 10178-0060,
Attention: David W. Pollak, Esq., or at such other address as a party may from time to time designate as its address in writing to the other party to this Agreement. Whenever any notice is required to be given hereunder, such notice shall be deemed given and such requirement satisfied only when such notice is delivered or, if sent by telex or telecopier, when received.


SECTION 18.       MISCELLANEOUS

                  (a) This Agreement, the Stockholders' Agreement, the Registration Rights Agreement and, upon any closing hereunder, the Certificate of Designations and the Warrant Certificates, together with any further agreements entered into by the Purchaser and the Company at any closing hereunder, contain the entire agreement between the Purchaser and the Company, and supersede any prior oral or written agreements, commitments, terms or understandings, regarding the subject matter hereof.

                  (b) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law which may render any provision hereof prohibited or unenforceable in any respect.

                  (c) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; PROVIDED, that (a) the Company may not assign any of its rights, duties or obligations under this Agreement, except with the Purchaser's written consent, and (b) the Purchaser may assign any of its rights, duties or obligations under this Agreement to a purchaser of its Shares, PROVIDED further that such purchaser is reasonably acceptable to the Company.

                  (d) In addition to any assignment by operation of law, the Purchaser may assign, in whole or in part, any or all of its rights (and/or obligations) under this Agreement to any permitted transferee of any or all of its Shares, Conversion Shares, Warrants or Warrant Shares, and (unless such assignment expressly provides otherwise) any such assignment shall not diminish the rights the Purchaser would otherwise have under this Agreement or with respect to any remaining Shares, Conversion Shares, Warrants or Warrant Shares held by the Purchaser.

                  (e) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies. No single or partial exercise of any right, power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (f) The headings and captions in this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof.

                  (g) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York (other than any conflict of laws rule which might result in the application of the laws of any other jurisdiction).

                  (h) This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument, and all signatures need not appear on any one counterpart.

                  (i) THE COMPANY HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN THE COUNTY OF NEW YORK, STATE OF NEW YORK AND IRREVOCABLY AGREES THAT, SUBJECT TO THE PURCHASER'S ELECTION, ALL ACTIONS OR PROCEEDINGS RELATING TO THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANT CERTIFICATES, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES MAY BE LITIGATED IN SUCH COURTS. THE COMPANY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED (SUBJECT TO APPEAL) THEREBY IN CONNECTION WITH THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANT CERTIFICATES, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES. THE COMPANY DESIGNATES AND APPOINTS CADWALADER, WICKERSHAM & TAFT AND SUCH OTHER PERSONS AS MAY HEREAFTER BE SELECTED BY THE COMPANY AND WHICH IRREVOCABLY AGREE IN WRITING TO SO SERVE AS ITS AGENT, TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT. A COPY OF ANY SUCH PROCESS SO SERVED SHALL BE MAILED BY REGISTERED MAIL TO THE COMPANY AT THE ADDRESS OF THE COMPANY PROVIDED HEREUNDER EXCEPT THAT UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. AS AN ALTERNATIVE TO SERVICE OF PROCESS ON SUCH AGENT (WHETHER OR NOT ANY SUCH AGENT HAS BEEN APPOINTED), THE COMPANY

HEREBY AGREES THAT SERVICE UPON IT BY MAIL SHALL CONSTITUTE SUFFICIENT NOTICE AND SERVICE OF PROCESS. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE PURCHASER TO BRING PROCEEDINGS OR OBTAIN OR ENFORCE JUDGMENTS AGAINST THE COMPANY IN THE COURTS OF ANY OTHER JURISDICTION.

                  (j) THE COMPANY AND THE PURCHASER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANT CERTIFICATES, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES, OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION. THE COMPANY AND THE PURCHASER ALSO WAIVE ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF THE PURCHASER. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE COMPANY AND THE PURCHASER FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS
OF) THIS AGREEMENT, THE CERTIFICATE OF DESIGNATIONS, THE WARRANT CERTIFICATES, THE STOCKHOLDERS' AGREEMENT, THE REGISTRATION RIGHTS AGREEMENT, THE SHARES OR THE CONVERSION SHARES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                                   ALYN CORPORATION


                                   By
                                     ---------------------------------
                                     Name:    Arne van Roon
                                     Title:   Chief Executive Officer



                                   By
                                     ---------------------------------
                                     Name:    Richard L. Little
                                     Title:   Chief Financial Officer



Accepted and Agreed to as of the
date first above written by the
undersigned Purchaser:

FLEMING US DISCOVERY OFFSHORE FUND III, L.P.

By:      FLEMING US DISCOVERY
         PARTNERS, L.P.,
         its general partner

By:      FLEMING US DISCOVERY, LLC,
         its general partner


By:
  ---------------------------------
         Robert L. Burr, member

                                                                      Schedule 1
                                                        to the Stock and Warrant
                                                              Purchase Agreement



                                                                         AGGREGATE         AGGREGATE
                           NUMBER AT             NUMBER AT                PURCHASE          PURCHASE
                             FIRST                 SECOND                 PRICE AT          PRICE AT
 Name of                     CLOSING              CLOSING                   First            Second
PURCHASER               SHARES WARRANTS       SHARES WARRANTS              CLOSING           CLOSING

Fleming US Discovery    32,320  808,000       32,320  808,000            $3,232,000        $3,232,000
Fund III, L.P.

Fleming US Discovery
Offshore Fund III, L.P.  5,180  129,500        5,180  129,500             $  518,000         $ 518,000


(a)      address for communications:

         Fleming Asset Management USA
         320 Park Avenue
         New York, NY  10022
         Attention: Robert L. Burr
                    David J. Edwards


(b)      address for payments by
         wire transfer:

         Fleming US Discovery Fund III, L.P.             Fleming US Discovery Offshore Fund III, L.P.

         Chase Manhattan Bank                            Citibank, N.A.
         ABA # 021000021                                 ABA # 021000089 / Chips UID# 0008 / Swift Code -
         CITIUS33A/C: Fleming US Discovery Fund III, L.P.    A/C: The Bank of Bermuda Limited, Hamilton,
         Bermuda
         A/C # 400-704129                                Chips UID# 005584
                                                         Swift Code: BBDA BM HM
                                                         A/C: Fleming US Discovery Offshore Fund III, L.P.
                                                         A/C # 0246769

                                                                       EXHIBIT A



                           CERTIFICATE OF DESIGNATIONS

                                                                       EXHIBIT B


                          FORM OF WARRANT CERTIFICATES

                                                                       EXHIBIT C



                             STOCKHOLDERS' AGREEMENT

                                                                       EXHIBIT D


                          REGISTRATION RIGHTS AGREEMENT

                                                                       EXHIBIT E


                       OPINIONS OF COUNSEL FOR THE COMPANY

                                                                       EXHIBIT F


                            CONFIDENTIALITY AGREEMENT

                                                                       EXHIBIT G


                                  AGENCY LETTER